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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

HANGER ORTHOPEDIC GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 HANGER ORTHOPEDIC GROUP, INC.

10910 Domain Drive, Suite 300
Austin, Texas 78758

April             , 2011

Dear Stockholder:

        We are pleased to invite you to attend the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc. (the "Company"). It will be held on Thursday, May 12, 2011, at 9:00 a.m. local time, at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas. The primary business of the meeting will be to:

  •
  elect nine directors;

  •
  hold a stockholder advisory vote on the compensation of our Company's named executive officers as disclosed in the accompanying proxy statement;

  •
  hold a stockholder advisory vote on the frequency of holding future advisory votes on the compensation of our Company's named executive officers;

  •
  approve an amendment to our Company's Certificate of Incorporation, as amended, providing for the removal of the class of Non-Voting Common Stock;

  •
  approve an amendment to our Company's Certificate of Incorporation, as amended, to permit amendments to our Company's By-Laws by our Board of Directors;

  •
  approve an amendment to our Company's Certificate of Incorporation, as amended, to remove duplicative provisions and make certain other non-substantive changes;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for our Company for the fiscal year ending December 31, 2011; and

  •
  transact such other business as may properly come before the meeting.

        A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically by the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return addressed, postage prepaid envelope provided for your convenience.

                      Sincerely,

                      Thomas F. Kirk
                      President and Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS THAT STOCKHOLDERS VOTE FOR THE PERSONS OUR BOARD OF DIRECTORS HAS NOMINATED TO SERVE AS DIRECTORS.

HANGER ORTHOPEDIC GROUP, INC.

10910 Domain Drive, Suite 300
Austin, Texas 78758

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas on Thursday, May 12, 2011, at 9:00 a.m. local time, for the following purposes:

  1.
  to elect nine persons to serve as directors of our Company;

  2.
  to hold a stockholder advisory vote on the compensation of our Company's named executive officers as disclosed in the accompanying proxy statement;

  3.
  to hold a stockholder advisory vote on the frequency of holding future advisory votes on the compensation of our Company's named executive officers;

  4.
  to approve an amendment to our Company's Certificate of Incorporation, as amended, providing for the removal of the class of Non-Voting Common Stock;

  5.
  to approve an amendment to our Company's Certificate of Incorporation, as amended, to permit amendments to our Company's By-Laws by our Board of Directors;

  6.
  to approve an amendment to our Company's Certificate of Incorporation, as amended, to remove duplicative provisions and make certain other non-substantive changes;

  7.
  to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors for our Company for the fiscal year ending December 31, 2011; and

  8.
  to transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 17, 2011 are entitled to notice of, and to vote at, the Annual Meeting.

                      By order of the Board of Directors,

                      George E. McHenry
                      Chief Financial Officer and Secretary

April             , 2011

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 12, 2011: The Company's Proxy Statement and 2010 Annual Report to Stockholders are available at http://www.hanger.com/AboutUs/Pages/ShareholdersMeeting.aspx

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

HANGER ORTHOPEDIC GROUP, INC.

10910 Domain Drive, Suite 300
Austin, Texas 78758

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our "Board of Directors") of Hanger Orthopedic Group, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas at 9:00 a.m., local time, on Thursday, May 12, 2011, and any and all adjournments thereof (the "Annual Meeting").

        Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of our Company.

        This Proxy Statement and the accompanying proxy are being mailed or given on or about April             , 2011, to stockholders of record of our Company on March 17, 2011.

        If you would like to obtain directions to attend the Annual Meeting of Stockholders, please contact Thomas C. Hofmeister at (512) 777-3610.

VOTING SECURITIES

Voting at the Annual Meeting

        Only stockholders of record at the close of business on March 17, 2011 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. If you are a holder of record of the common stock of our Company, par value $.01 per share ("Common Stock") at the close of business on the Record Date, you are entitled to one vote for each share of our Common Stock you hold. As of the Record Date, there were 33,384,700 shares of Common Stock outstanding.

        Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the nine nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the advisory vote on the compensation of our Company's named executive officers; (3) 1 YEAR with respect to future advisory votes regarding the frequency of the advisory vote on the compensation of our Company's named executive officers; (4) FOR the proposed amendment to our Company's Certificate of Incorporation, as amended, providing for the removal of the class of Non-Voting Common Stock; (5) FOR the proposed amendment to our Company's Certificate of Incorporation, as amended, to permit amendments to our Company's By-Laws by our Board of Directors; (6) FOR the proposed amendment to our Company's Certificate of Incorporation, as amended, to remove duplicative provisions and make certain other non-substantive changes; (7) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our Company's independent auditor for the fiscal year ending December 31, 2011; and (8) in their discretion, with respect to such other business as may properly come before the meeting.

        To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by our Board of Directors.

        The cost of soliciting proxies will be borne by our Company. Proxies may be solicited by directors, officers or regular employees of our Company in person or by telephone.

Required Vote

        Proposal 1:    Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a "plurality" of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication telephonically, via the Internet or on the proxy card that you wish to "withhold authority," by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Brokers may not vote uninstructed shares for this proposal.

        Proposal 2:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the compensation of our named executive officers. Because this vote is advisory, the results of the vote are not binding on our Board of Directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our Board of Directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.

        Proposal 3:    The frequency of future advisory votes on the compensation of our named executive officers receiving the greatest number of votes cast in favor of such frequency, whether every year, every two years or every three years, will be the frequency of the advisory vote on executive compensation that shareholders are deemed to have approved, although our Board of Directors recommends that you vote in favor of holding an annual advisory vote. Because this vote is also advisory, the results of the vote are not binding on our Board of Directors or our Compensation Committee. Our Board of Directors and our Compensation Committee intend to consider the results of this advisory vote in making a determination concerning the frequency of advisory shareholder votes on the compensation of our named executive officers. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have no effect on this proposal.

        Proposal 4:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the proposed amendment to our Company's Certificate of Incorporation, as amended, providing for the removal of the class of Non-Voting Common Stock. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.

        Proposal 5:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the proposed amendment to our Company's Certificate of Incorporation, as amended, to permit amendments to our Company's By-Laws by our Board of Directors. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.

        Proposal 6:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the proposed amendment to our Company's Certificate of Incorporation, as amended, to remove duplicative provisions and make certain other non-substantive changes. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.

        Proposal 7:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our Company's independent public accounting firm for fiscal year 2011. Brokers may vote uninstructed shares for this proposal as it is considered to be a "routine" proposal. Abstentions will have the effect of votes against this proposal.

        A quorum of stockholders is necessary to take action at our Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will count toward the quorum requirement.

 PROPOSAL ONE—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of nine members. Nine directors are to be elected at our Company's Annual Meeting of Stockholders, each to serve for one year or until his or her successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below, all of whom currently are directors of our Company. We do not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees for election at the Annual Meeting as of the Record Date.

Name	Position with our Company	Age	Became Director
Ivan R. Sabel, CPO	Chairman of the Board and Director	66	1986
Thomas F. Kirk	President, Chief Executive Officer and Director	65	2002
Thomas P. Cooper, M.D.	Director	67	1991
Cynthia L. Feldmann	Director	58	2003
Eric A. Green	Director	49	2001
Stephen E. Hare	Director	57	2010
Isaac Kaufman	Director	64	2005
Peter J. Neff	Director	72	2009
Bennett Rosenthal	Director	47	2006

        Ivan R. Sabel, CPO has served as our non-executive Chairman of the Board of Directors since July 2010. Mr. Sabel was our executive Chairman of the Board of Directors from August 1995 through June 2010, was our Chief Executive Officer from August 1995 to February 2008 and was our President from November 1987 to January 2002. Mr. Sabel also served as our Chief Operating Officer from November 1987 until August 1995. Prior to that time, Mr. Sabel had been Vice President, Corporate Development from September 1986 to November 1987. Mr. Sabel was the founder, owner and President of Capital Orthopedics, Inc. from 1968 until that company was acquired by Hanger in 1986. Mr. Sabel is a Certified Prosthetist and Orthotist ("CPO"), a former clinical instructor in orthopedics at the Georgetown University Medical School in Washington, D.C., a member of the Government Relations Committee of the American Orthotic and Prosthetic Association ("AOPA"), a former Chairman of the National Commission for Health Certifying Agencies, a former member of the Strategic Planning Committee, a current member of the U.S. Veterans Administration Affairs Committee of AOPA and a former President of the American Board for Certification in Orthotics and Prosthetics. Mr. Sabel holds a B.S. in Prosthetics and Orthotics from New York University. Mr. Sabel's broad experience as our former Chief Executive Officer and as architect of the roll-up strategy that created our Company (the roll-up of the fragmented orthotics and prosthetics services market), as well as his expertise as a certified prosthetist and orthotist, led to the conclusion he should serve as a director of our Company.

        Thomas F. Kirk has been our Chief Executive Officer since March 2008 and our President since January 2002. Mr. Kirk also served as our Chief Operating Officer from January 2002 to February 2008. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company retained by Hanger to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he held several positions and most recently served as Senior Vice President and Chief Financial Officer for Rhone Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to November 1988, he was employed by St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this, he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing, and an M.B.A. degree in finance from the University of Pittsburgh. He also holds a Bachelor of Science degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer and a member of the Financial Executives Institute. Mr. Kirk's service as our Chief Executive Officer, extensive knowledge of our Company, and diverse experience in leading management teams in finance, strategic planning and business development, led to the conclusion he should serve as a director of our Company.

        Thomas P. Cooper, M.D. serves as our lead independent director. He is a partner of Aperture Venture Partners, a venture capital firm. He is the Chairman of the Board of VeriCare Management Inc., a member of the boards of Kindred Healthcare, Inc. and IPC The Hospitalist Company, Inc., and serves as an Adjunct Professor at the Columbia University School of Business. From 1991 to 2006, Dr. Cooper was the Chief Executive Officer of VeriCare Management, Inc., which provides mental health services to patients in long-term care facilities. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long-term care facilities. Dr. Cooper was the founder of Spectrum Emergency Care, a provider of emergency physicians to hospitals, and Correctional Medical Systems, a provider of health services to correctional facilities. Dr. Cooper's background as a medical doctor, his extensive experience in healthcare management, venture capital and leading start-up companies, and his knowledge of our Company as our longest serving independent director, led to the conclusion he should serve as a director of our Company.

        Cynthia L. Feldmann, retired CPA currently serves as member of the board and audit committee of STERIS Corporation, a company engaged in the development, manufacture and marketing of sterilization and decontamination equipment, consumables and services for healthcare, scientific, research, industrial and governmental customers throughout the world. Ms. Feldmann was also a member of the board of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components from 2006 to 2009. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston based law firm, with a specialty in serving life sciences companies. From 1994-2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm's Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of Coopers & Lybrand's Life Sciences practice from 1989-1994, among other leadership positions she held during her 19-year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997-2001. Ms. Feldmann's extensive expertise in auditing and accounting, particularly her experience in the health care and life sciences industries, led to the conclusion she should serve as a director of our Company.

        Eric A. Green is a Managing Director of Cyrus Capital Partners. He previously was a co-founder and managing partner of Castle Hill Investment Management, a New York based alternative investment firm. Previously, Mr. Green was a Senior Partner of FriedbergMilstein, where he was responsible for structured investments, including mezzanine and growth equity transactions. Previously, he was a Partner Group Head and Managing Director of J.P. Morgan Partners, responsible for mezzanine/growth equity and structured investments. Prior thereto, he was a Managing Director in the Merchant Banking Group at BNP Paribas, where he was responsible for mezzanine, growth equity and structured investments. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and GE Company. Mr. Green has served on numerous public and private company boards of directors. Mr. Green's extensive background and broad experience in capital markets, and his expertise in current conditions and trends in corporate finance and structured investments, led to the conclusion he should serve as a director of our Company.

        Stephen E. Hare has been Senior Vice President and Chief Financial Officer of Wendy's/Arby's Group, Inc. since the merger of Wendy's International, Inc. and Triarc Companies, Inc. formed Wendy's/Arby's Group in 2008. Mr. Hare served as Senior Vice President and Chief Financial Officer of Triarc from 2007 to the 2008 merger and as Chief Financial Officer of Arby's Restaurant Group, Inc. since 2006. Previously, Mr. Hare served as Executive Vice President of Cadmus Communications Corporation and as the President of Publisher Services Group, a division of Cadmus, from 2003 to 2006. Mr. Hare served as Executive Vice President and Chief Financial Officer of Cadmus from 2001 to 2003. From 1996 to 2001, Mr. Hare was Executive Vice President and Chief Financial Officer of AMF Bowling Worldwide, where he was also a member of the board of directors. AMF Bowling Worldwide filed for Chapter 11 bankruptcy protection in July 2001, and emerged from bankruptcy in March 2002. From 1990 to 1996, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation. Mr. Hare was also a member of the board of directors of Pasta Pomodoro, Inc., the operator of Pasta Pomodoro restaurants, from 2008 to 2009, and was a member of the board of directors and Chair of the Audit Committee of Wolverine Tube Inc. from 2005 to 2007. Mr. Hare's accounting and auditing expertise, including his experience as Chief Financial Officer of large, public companies, as well as his extensive experience in distributed retailing business models, led to the conclusion he should serve as a director of our Company.

        Isaac Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman also serves as a director and as chairperson of the audit committee of TransWorld Entertainment Corporation, a leading specialty retailer of music, video and entertainment products, and as a director and as chairperson of the audit committee of the board of directors of Kindred Healthcare, Inc., a healthcare services company that through its subsidiaries, operates hospitals, nursing centers and a contract rehabilitation services business across the United States. Mr. Kaufman holds a Bachelor of Science degree in accounting and finance from the University of Maryland and is a certified public accountant. Mr. Kaufman's accounting and auditing expertise, including his experience as the chairperson of the audit committee of Kindred Healthcare, as well as his experience in specialty retailing, particularly in distributed retailing business models, and his background in healthcare services companies, led to the conclusion he should service as a director of our Company.

        Peter J. Neff most recently served from 1997 to 2009 as a member of the board of directors, strategic planning committee and compensation committee (chair) of UST, Inc., a consumer products company acquired by Atria, Inc. in January 2009. Mr. Neff also served on the board of directors of Envirogen, Inc., an environmental services company, from 1994 to 2003. From 1996 to 1997, Mr. Neff served as president and chief executive officer of Genovo, Inc., a start-up gene therapy company. From 1987 to 1996, Mr. Neff served as president of Rhone Poulenc, Inc., a chemical and pharmaceutical company, and was chief operating officer before becoming the chief executive officer in 1991. Mr. Neff holds an M.B.A. in finance from Rider University and graduated magna cum laude with a B.S. in Chemistry from Rutgers University. Mr. Neff's broad business management background, including his extensive experience as a chief executive officer and his oversight of product development and technology commercialization processes, as well as his experience in managing international business operations, led to the conclusion he should serve as a director of our Company.

        Bennett Rosenthal is a member and Senior Partner in the Private Equity Group of Ares Management, LLC, a global alternative asset management firm ("Ares"). Prior to joining Ares, Mr. Rosenthal was a Managing Director in the Global Leveraged Finance Group of Merrill Lynch and was responsible for originating, structuring and negotiating leveraged loan and high yield financings. Mr. Rosenthal was also a senior member of Merrill Lynch's Leveraged Transaction Commitment Committee. Mr. Rosenthal is a member of the board of directors of several private companies and is also a director of Nortek, Inc. and Chairman of the board of directors of Ares Capital Corporation.

Mr. Rosenthal graduated summa cum laude with a Bachelor of Science degree in economics from the University of Pennsylvania's Wharton School of Business where he also received his M.B.A. with distinction. Mr. Rosenthal joined our board of directors in connection with Ares' 2006 equity investment in our Company, and under the terms of Ares' investment we were obligated to nominate him as a director each year until Ares owned less than approximately 1.98 million shares of our common stock. Mr. Rosenthal was nominated as a director each year subsequent to 2006 pursuant to this requirement. In December 2010 and February 2011, Ares sold an aggregate of 3,125,000 shares of our common stock, and we are no longer contractually obligated to nominate him as a director (as of the Record Date, Ares owned approximately 1.80 million shares of our common stock). Mr. Rosenthal's extensive background and broad expertise in capital markets, as well as his experience in large, public company mergers and business combinations, led to the conclusion he should serve as a director of our Company.

        There are no family relationships between any of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF OUR COMPANY.

Committees of our Board of Directors

        Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Quality and Technology Committee.

        The Audit Committee conducted seven meetings during 2010. It presently consists of Isaac Kaufman (Chair), Eric A. Green, and Stephen E. Hare and is governed by its own charter. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with our Company's independent accountants to review the proposed scope of the annual audit of our Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to our Board of Directors with respect thereto.

        The Compensation Committee conducted seven meetings during 2010. It presently consists of Eric A. Green (Chair), Thomas P. Cooper, M.D. and Peter J. Neff, is governed by its own charter, and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of our Company's employee benefit plans.

        The Corporate Governance and Nominating Committee conducted two meetings during 2010. It presently consists of Thomas P. Cooper, M.D. (Chair), Bennett Rosenthal, and Isaac Kaufman, is governed by its own charter, and is responsible for, among other responsibilities, advising our Board of Directors on matters relating to corporate governance and the identification of potential nominees to our Board of Directors.

        The Quality and Technology Committee conducted four meetings during 2010. It is responsible for, among other responsibilities, assisting our Board of Directors on matters relating to the quality of our Company's services and the adequacy of our Company's scientific and technical direction. It consists of Ivan R. Sabel (Chair), Thomas P. Cooper, M.D., Peter J. Neff, Cynthia L. Feldmann, and Thomas F. Kirk.

        Our Board of Directors met eight times during 2010. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board of Directors and committee(s) on which he or she served as director or member during 2010. Copies of charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website, www.hanger.com.

Board Independence

        Except for Ivan R. Sabel and Thomas F. Kirk, our Board of Directors has determined that all of the nominees for election as a director, including each of the members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, are independent directors within the meaning of applicable New York Stock Exchange ("NYSE") listing standards and rules. Further, our Board of Directors has determined that each of the members of the Audit Committee qualifies as "independent" under Rule 10A-3 of the Securities Exchange Act of 1934, as amended. For a director to be deemed independent under NYSE rules, our Board of Directors must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company). In addition, the director (and any member of his or her immediate family) must meet the technical independence requirements of the NYSE's listing standards.

        In making its independence determinations, our Board of Directors considered the fact that Mr. Rosenthal is a founding member of Ares Management, LLC, which, together with its affiliated managers, manages the Ares Corporate Opportunities Fund, L.P. ("ACOF"). On May 26, 2006, ACOF purchased 50,000 shares of our Company's newly issued Series A Preferred Stock for $50 million. All shares of the Series A Preferred Stock were converted into common stock in August 2008. Mr. Rosenthal was appointed to our Board of Directors in 2006 pursuant to an agreement entered into in connection with ACOF's purchase of such Series A Preferred Stock, and has been nominated for re-election in subsequent years pursuant to that agreement. In December 2010 and February 2011, ACOF sold an aggregate of 3,125,000 shares of our common stock, with the result that we are no longer obligated to nominate Mr. Rosenthal pursuant to that agreement.

Board Leadership Structure and Role in Risk Oversight

        Currently, Mr. Kirk serves as our Company's chief executive officer, or CEO, and Mr. Sabel serves as the chairman of our Board of Directors. Our Board of Directors does not have a policy on whether or not the roles of CEO and chairman should be separate. Instead, our Corporate Governance Guidelines provide that our Board of Directors has the authority to choose its chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board of Directors reserves the right to vest the responsibilities of the CEO and chairman in the same person or in two different individuals depending on what it believes is in the best interest of our Company. Since Mr. Kirk succeeded Mr. Sabel as our CEO in 2008, our Board of Directors has determined that the separation of these roles most appropriately suits our Company because Mr. Sabel is uniquely qualified to serve as our chairman given his historical leadership of our Board of Directors, his long history with our Company, including his history as our former CEO, and his skills and experience within the industries that we operate. Further, our Board of Directors believes that this split in roles allows Mr. Kirk to focus more of his energies on the management of our Company's business. Our Board of Directors believes that there is no single leadership structure for a Board of Directors that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address our Company's and our Board of Directors' then current circumstances as and when appropriate.

        On June 30, 2010, Mr. Sabel retired as executive Chairman of our Board of Directors. Mr. Sabel has continued to serve our Company as non-executive Chairman of our Board. Because of outdated provisions in our Company's By-Laws (which we address further in Proposal Five below), our By-Laws were unclear as to whether Mr. Sabel could serve as Chairman of the Board without also being an executive officer of the Company. Our Board of Directors had intended that Mr. Sabel's retirement as executive Chairman of the Board pursuant to the terms of his employment agreement would result in the end of any type of employment relationship with the Company; accordingly, the Board of Directors acted by resolution to clarify that Mr. Sabel is acting as Chairman of the Board with all rights, duties and responsibilities that are inherent to that position and is not acting as an employee or officer of the

Company. Our Board of Directors believes that this governance clarification has no impact on its continuing view that Mr. Sabel is best qualified at this time to serve as our chairman.

        Our Board of Directors and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise related risks. Each of our chief executive officer, chief financial officer and general counsel, with input as appropriate from other appropriate management members, report and provide relevant information directly to either our Board of Directors and/or the Audit Committee on various types of identified material financial, reputational, legal, environmental and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Further, our Compensation Committee, with the assistance of management, periodically evaluates our compensation policies and practices to assess whether potential actions to be taken by our employees in response to these policies and practices are likely to have a material adverse effect on our company. Our Board of Directors' and committees' roles in our risk oversight process have not affected our the leadership structure of our Board of Directors.

Policy Regarding Director Nominating Process

        The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 2% of our Company's outstanding shares of Common Stock for at least one year may recommend a director candidate that the Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance and Nominating Committee at our Company's principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year's proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to our Board of Directors, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the committee's charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a stockholder and the manner in which the committee evaluates any other nominee.

        While the Nominating and Corporate Governance does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the "Selection of Board Members" section of our Corporate Governance Guidelines provides that the selection of potential directors should be based on all the factors the Nominating and Corporate Governance Committee considers appropriate, which may include diversity of viewpoints.

Policy Regarding Communication with Directors

        Stockholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full Board of Directors may address such communication to the attention of the Secretary of our Company at our Company's executive offices and all such appropriate communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

        Under our Company's current policy, each director should attend each annual meeting of stockholders. All of the current directors attended last year's annual meeting of stockholders.

Meetings of Non-Management Directors

        Non-management members of our Board of Directors conduct at least two regularly scheduled meetings per year without members of management being present. The chairperson of the Corporate Governance and Nominating Committee serves as the presiding director of such meetings and as the lead independent member of our Board of Directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

        Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with NYSE corporate governance listing standards. Copies of these documents are set forth on our Company's website, www.hanger.com.

Policies and Procedures Regarding Related Person Transactions

        Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

  •
  a "related person" means any of our directors, executive officers or nominees for director, and any of their immediate family members; and

  •
  a "related person transaction" generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

        The related person, or the director, executive officer or nominee who is an immediate family member of a related person, must notify our Corporate Governance and Nominating Committee of certain information relating to proposed related person transactions. The Committee will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will ratify or approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.

        In 2010, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance and Nominating Committee under the policy.

Other Matters

        The firm of Foley & Lardner LLP serves as our Company's outside general counsel. Our Company's Chairman of the Board is the brother-in-law of a partner in that firm. Total fees paid by our Company to Foley & Lardner LLP during 2010 amounted to approximately one-half of one percent of that firm's annual revenues for its last fiscal year.

 PROPOSAL TWO—ADVISORY VOTE ON THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS

        We are seeking an advisory vote of our shareholders on the compensation of our named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended. Our Board of Directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement. Since the vote is advisory in nature, the results will not be binding on our Board of Directors or our Compensation Committee. However, if there is a significant vote against our executive compensation policies and procedures, our Board of Directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns.

        We have adopted what we believe to be a conservative approach to executive compensation. Our overall compensation program is designed to reward our named executive officers for long-term commitment to our Company's success. We emphasize performance-based incentive opportunities, particularly long-term incentives, when determining the mix of elements that constitute an officer's total director compensation. As we discuss more thoroughly in the Compensation Discussion and Analysis section, the following principles guide our compensation decisions:

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  Drive Company performance.  Our incentive plans are designed to reward annual and long-term Company performance. The achievement of performance measures developed for our incentive programs have a direct influence on shareholder value through an emphasis on revenue growth, increased EBITDA, increased EPS and stock price appreciation.

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  Facilitate alignment with shareholders.  Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. Stock ownership guidelines for our executives reinforce this principle.

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  Be fair and equitable.  Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.

  •
  Provide leadership stability and continuity.  Our executive programs are designed to reward both long-term contributions, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that the stability of the leadership team enhances our business.

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  Be competitive.  We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of elements of pay, program design and resulting levels of pay.

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  Reflect factors of role and individual.  We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer's responsibilities and the individual's skills and performance.

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  Encourage long-term executive service.  We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company.

        A description of our executive compensation policies and procedures can be found in the section of this proxy titled "Executive Compensation." Those policies and procedures include:

  •
  We link compensation to corporate performance through our annual incentive compensation program and equity-based awards, including performance-based equity awards, to ensure that executives receive above-median compensation only if long-term value creation is generated for our stockholders.

  •
  Our Compensation Committee emphasizes performance-based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer's total direct compensation. For 2010, the mix of our Chief Executive Officer's compensation was 21% base salary, 17% annual incentive award and 62% long-term incentives. The average mix of compensation for our other named executive officers was 38% base salary, 20% annual incentive award and 42% long-term incentives.

  •
  Our Compensation Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results.

  •
  We have eliminated or limited certain perquisites we formerly offered to executive officers.

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  We have no employment agreements with any of our named executive officers that provide severance benefits prior to a change in control of our company.

  •
  The change in control provisions within our employment agreements are "double trigger" provisions.

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  Our equity compensation plan does not permit repricing of stock options.

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  We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

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  We do not guarantee salary increases or bonuses for our executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL THREE—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        As required by Section 14A of the Securities Exchange Act of 1934, we are also seeking a vote, on a non-binding, advisory basis, on a resolution regarding the frequency of future advisory votes on the compensation of our named executive officers as disclosed pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission ("SEC"). Stockholders may vote to approve holding an advisory vote on the compensation of our named executive officers every one, two or three years.

        After considering the benefits and consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, our Board of Directors recommends submitting the advisory vote on the compensation of our named executive officers to our stockholders annually.

        We believe an annual advisory vote on the compensation of our named executive officers will allow us to obtain information on stockholders' views of the compensation of our named executive officers on a more consistent basis. In addition, we believe an annual advisory vote on the compensation of our named executive officers will provide our Board of Directors and our Compensation Committee with frequent input from stockholders on our compensation programs for our named executive officers. Finally, we believe an annual advisory vote on the compensation of our named executive officers promotes corporate transparency while also allowing stockholders frequent direct input on our compensation philosophy, policies and programs.

        For the reasons discussed above, our Board of Directors recommends that stockholders vote in favor of holding an advisory vote on the compensation of our named executive officers at an annual meeting of stockholders every year. In voting on this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, stockholders should be aware that they are not voting "for" or "against" our Board of Director's recommendation to vote for a frequency of every year for holding future advisory votes on the compensation of our named executive officers. Rather, stockholders will be casting votes to recommend an advisory vote on the compensation of our named executive officers which may be every one, two or three years, or they may abstain entirely from voting on the proposal.

        The option on the frequency of the advisory vote on the compensation of our named executive officers that receives the most votes from stockholders will be considered by our Board of Directors and Compensation Committee as the stockholders' recommendation as to the frequency of future advisory votes on the compensation of our named executive officers. However, the outcome of this advisory vote on the frequency of the advisory vote on the compensation of our named executive officers is not binding on us or our Board of Directors. Nevertheless, our Board of Directors will review and consider the outcome of this vote when making determinations as to when the advisory vote on the compensation of our named executive officers will again be submitted to stockholders for approval at an annual meeting of stockholders within the next three years.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR SUBMITTING FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS TO STOCKHOLDERS EVERY YEAR.

INTRODUCTION TO PROPOSALS FOUR THROUGH SIX:
APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

        Our Certificate of Incorporation, as amended, as currently in effect (our "Certificate of Incorporation") has been in place since the original incorporation of the Company in March 1988 as "Delaware Sequel Corporation," with certain amendments and certificates of designation having been made from time to time thereafter. Over the course of the intervening 23 years, there have been significant changes to our Company and its business. Over the same period, there also have been a number of substantive changes made to the Delaware General Corporation Law ("DGCL"), the rules and regulations promulgated by the SEC, and to the listing requirements of the NYSE, as well as changes in the practical implementation of such laws, rules, regulations and requirements. As a result, our Certificate of Incorporation is different in several key respects from those of most other public companies, and contains provisions that are duplicative, no longer relevant and, in some cases, atypical for public companies such as ours. Our Board of Directors believes it to be in the best interest of our Company and our stockholders to update our Certificate of Incorporation as set forth and explained in detail in the following Proposals Four, Five and Six.

        Our Company's current authorized capital includes 10 million shares of Non-Voting Common Stock that were created in 1999 to accommodate the regulatory needs of preferred stock investors. We have never issued any shares of Non-Voting Common Stock. Proposal Four is being submitted for stockholder approval to update our Certificate of Incorporation by removing the class of shares designated as Non-Voting Common Stock from our Company's authorized capital.

        Proposal Five is being submitted for stockholder approval to bring our Certificate of Incorporation and certain related governance practices in line with other Delaware public companies by granting our Board of Directors the authority to make amendments to our Company's By-Laws. We believe this is a change that will provide our Board of Directors with the flexibility it needs to best manage our Company going forward.

        Finally, Proposal Six is being submitted for stockholder approval to make certain clean-up, technical and non-substantive revisions to our Certificate of Incorporation and to remove a duplicative provision.

        Effectiveness of the Amendments to our Certificate of Incorporation.    Under the DGCL, amendments to our Certificate of Incorporation require stockholder approval. Each of Proposals Four, Five and Six is a separate proposal requiring a separate stockholder vote—none of these proposals is contingent on any of the other proposals being approved by our stockholders. For those proposals that are approved by stockholders, the amendments to our Certificate of Incorporation that correspond to the approved proposals would take effect on the date we would file such amendments, in the form of an Amended and Restated Certificate of Incorporation, with the Secretary of State of the State of Delaware. If any of the proposals is not approved, then the amendment or amendments corresponding to the non-approved proposal would not be enacted and would not be included in any filing that we make with the Secretary of State of the State of Delaware.

        Description of the Amendments to our Certificate of Incorporation.    Each of the amendments to our Certificate of Incorporation has been proposed as a separate proposal due to the varying subject matter of the amendments. Dividing the amendments in this way will allow our stockholders to consider and vote on each of the proposals so that any and all amendments approved by the holders of the required number of shares of Common Stock may be implemented. The complete text of the Amended and Restated Certificate of Incorporation, which incorporates all of the changes proposed by Proposals Four, Five and Six (with such changes shown by underscore and strike through), is contained in Annex A to this proxy statement. You are urged to read Annex A in its entirety, as the discussion in the summary of the proposed amendments in each of Proposals Four, Five and Six is qualified in its entirety by reference to Annex A.

 PROPOSAL FOUR—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE CLASS OF NON-VOTING COMMON STOCK

        Our Board of Directors believes that it is in the best interest of our Company to have only a single class of Common Stock. Certain provisions regarding a class of Non-Voting Common Stock were added to our Certificate of Incorporation in 1999 to accommodate the needs of regulated investors considering equity investment in our Company. Because no shares of our Company's Non-Voting Common Stock have been or are currently issued and outstanding, and because our Company does not foresee the issuance of any shares of Non-Voting Common Stock in the future, our Board of Directors has approved, and recommends that our stockholders approve, this proposal to (i) remove from our Company's authorized capital stock the class of stock currently designated as Non-Voting Common Stock; (ii) renumber and re-letter subsections and revise cross-references as a result of deleting references to and provisions setting forth the terms of the Non-Voting Common Stock; (iii) update references to Voting Common Stock and remove references to Non-Voting Common Stock; (iv) revise the dividend distribution process in light of the removal of Non-Voting Common Stock; and (iv) make any other technical revision required to give effect to the foregoing. These amendments are described in further detail below. None of these proposed changes will have any impact on your rights as a stockholder of our Company.

        Capital Stock—Non-Voting Common Stock.    Article Fourth of our Certificate of Incorporation currently sets forth the number and classes of shares of our Company's authorized capital stock. Because no shares of our Company's Non-Voting Common Stock have been or are currently issued and outstanding, and because our Company does not foresee the issuance of any shares of Non-Voting Common Stock in the future, our Board of Directors proposes an amendment to Article Fourth of our Certificate of Incorporation to remove the authorization for our Company to issue Non-Voting Common Stock. As a result of this amendment, upon approval of the stockholders of this Proposal, our Company's Voting Common Stock shall be redesignated as "Common Stock" and shall be the only authorized class of our Company's common stock.

        As currently set forth in Article Fourth, Section (a)(i) of our Certificate of Incorporation, each share of Voting Common Stock is entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of such Common Stock will be entitled to one vote for each share of such stock held by such holder. The proposed amendment would change the reference from "Voting Common Stock" to "Common Stock," but would not otherwise amend or modify the voting rights of stockholders holding shares currently designated as Voting Common Stock.

        Article Fourth, Section (a)(ii) of our Certificate of Incorporation currently dealing with the voting rights of holders of shares of Non-Voting Common Stock would be deleted in its entirety. If this Proposal is approved by our stockholders, the effect of the foregoing amendment would be to streamline our Company's authorized capital stock and Certificate of Incorporation, without affecting the rights and privileges of our Company's current stockholders.

        Dividends.    Article Fourth, Section (b) of our Certificate of Incorporation currently sets forth the differing procedures for payment of dividends and distributions on shares of Voting Common Stock and Non-Voting Common Stock. In light of the proposed removal of the Non-Voting Common Stock from the authorized capital stock of our Company, our Board of Directors proposes a conforming modification to Article Fourth to remove this bifurcated dividend and distribution process. Our Board of Directors proposes replacing the existing dividend and distribution process with a process more in line with the currently enacted Section 170 of the DGCL, by providing for the right of the holders of shares of Common Stock to receive dividends and distributions when, as and if declared by our Board of Directors from time to time. If this Proposal is approved by our stockholders, the proposed amendment would amend our Certificate of Incorporation to remove the existing Article Fourth,

Section (b) in its entirety and provide for a new Article Fourth, Section (b) to read, in pertinent part, as follows:

    Dividends.    Subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of shares of Common Stock shall be entitled to receive such dividends or other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

If this proposal is adopted by our stockholders, then the effect of this amendment would be to remove reference in Article Fourth, Section (b) of our Certificate of Incorporation to Non-Voting Common Stock, streamline and modernize the dividend and distribution process, and grant to our Board of Directors the flexibility in managing our Company's affairs as is currently permitted under Delaware law.

        Conversion.    Article Fourth, Section (d) of our Certificate of Incorporation currently sets forth the rights of holders of shares of Non-Voting Common Stock to convert such shares into shares of Voting Common Stock and the process of such conversion. In light of the proposed removal of the Non-Voting Common Stock from the authorized capital stock of our Company, our Board of Directors proposes a conforming modification by removing Article Fourth, Section (d) of our Certificate of Incorporation in its entirety. This amendment would have no effect on the rights and privileges of our Company's current stockholders.

        Miscellaneous.    Article Fourth, Section (e)(i) of our Certificate of Incorporation currently sets forth restrictions on redemptions, purchases, acquisition and other actions by Regulated Stockholders (as defined in our Certificate of Incorporation) that were added to our Certificate of Incorporation in 1999 to accommodate the needs of regulated preferred stock investors considering investment in our Non-Voting Common Stock. Similarly, Article Fourth, Section (f) currently contains definitions that relate to the restrictions on redemptions for Regulated Stockholders as provided in Article Fourth, Section (e)(i). As our Company no longer intends to issue shares of our Company's Non-Voting Common Stock to any Regulated Stockholders, and no Regulated Stockholders currently own shares of our Company's capital stock, our Board of Directors has deemed the foregoing provisions unnecessary and undesirable. Our Board of Directors therefore proposes removing Article Fourth, Section (e)(i) of our Certificate of Incorporation and Article Fourth, Section (f) of our Certificate of Incorporation in their entireties.

        Article Fourth, Sections (e)(ii) and (e)(iii) of our Certificate of Incorporation currently relate to the procedures for stock splits and adjustments involving Voting Common Stock and Non-Voting Common Stock and the reservation of shares for issuance upon conversion of Non-Voting Common Stock into Voting Common Stock. In light of the removal of Non-Voting Common Stock from the authorized capital stock of our Company, our Board of Directors proposes removing each of Article Fourth, Sections (e)(ii) and (e)(iii) in their entireties.

        The effect of the foregoing amendments, if this Proposal is approved by our stockholders, would be to remove provisions of our Certificate of Incorporation that are no longer necessary or relevant to the conduct of the business of our Company and to conform our Certificate of Incorporation to our Company's current operations. The foregoing amendments would have no effect on the rights and privileges of our Company's current stockholders.

        Conforming Changes.    As a result of the foregoing amendments, additional conforming changes to the numbering of articles, references to Voting Common Stock, Non-Voting Common Stock and multiple classes of stock, and references to conversion of shares of our Company's stock, as well as other immaterial clerical revisions and the addition of headings to each Article would need to be made to our Certificate of Incorporation.

        The complete text of the Amended and Restated Certificate of Incorporation, which incorporates the changes proposed by this Proposal Four, is contained in Annex A to this proxy statement. You are urged to read Annex A in its entirety, as the discussion in this Proposal Four is qualified in its entirety by reference to Annex A. The sections of our Certificate of Incorporation that, upon approval of this Proposal, would be affected by the foregoing proposed changes and the primary purposes for the changes are as follows:

        Article Fourth (Capital Stock)—The description of authorized capital stock would be changed to remove the Non-Voting Common Stock from the total number of authorized shares and "Voting Common Stock" would be renamed "Common Stock".

        Article Fourth, Section (a) (Voting Rights)—Subsection (a)(ii) regarding Non-Voting Common Stock would be removed in its entirety and the remaining subsections would be renumbered accordingly. References to "Voting Common Stock" would be changed to refer instead to "Common Stock".

        Article Fourth, Section (b) (Dividends)—As currently drafted, this section describes the different treatment of Voting Common Stock and Non-Voting Common Stock for dividends and distributions. This section would be removed and replaced with the new provision set forth above that memorializes our Board of Director's existing right to declare dividends and distributions.

        Article Fourth, Section (c) (Liquidation)—References to "Voting Common Stock" would be changed to refer instead to "Common Stock". References to "Non-Voting Common Stock" would be removed, and references to "share and share alike" would be removed, as there would be only one class of shares should the proposal be adopted.

        Article Fourth, Section (d) (Conversion)—As this pertains to the conversion of Non-Voting Common Stock into Voting Common Stock, this section would be removed in its entirety.

        Article Fourth, Section (e)(i) (Restrictions on Redemption, Etc.)—As our Company has no Regulated Stockholders, these restrictions are unnecessary and inapplicable to our Company's current and prospective stockholders. This section would be deleted in its entirety.

        Article Fourth, Section (e)(ii) (Stock Splits; Adjustments)—As this relates to the subdivision, reclassification, reorganization or change of shares between the Non-Voting Common Stock and Voting Common Stock classes, this section would be removed in its entirety.

        Article Fourth, Section (e)(iii) (Reservation of Shares)—As this pertains to the reservation of shares for the conversion of Non-Voting Common Stock into Voting Common Stock, this section would be removed in its entirety.

        Article Fourth, Section (e)(iv) (No Charge)—References to multiple classes of stock and conversion of stock would be removed.

        Article Fourth, Section (e)(v) (Registration of Transfer)—References to multiple classes of stock would be removed.

        Article Fourth, Section (e)(vi) (Replacement)—References to multiple classes of stock and conversion of stock would be removed.

        Article Fourth, Section (f) (Definitions)—As these definitions pertain to the restrictions in Article Fourth, Section (e)(i), this section is unnecessary and inapplicable to our Company's current and prospective stockholders. This section would be deleted in its entirety.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO REMOVE THE CLASS OF NON-VOTING COMMON STOCK.

 PROPOSAL FIVE—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PERMIT AMENDMENTS TO OUR BY-LAWS BY OUR BOARD OF DIRECTORS

        Our Board of Directors is requesting that our stockholders approve an amendment to our Certificate of Incorporation that will provide our Board of Directors with the authority to adopt, amend, alter and repeal our Company's By-Laws. The DGCL provides that the board of directors only has the power to amend the company's by-laws if the certificate of incorporation of the company gives the board such power. As discussed previously, our Certificate of Incorporation has been in place since the original incorporation of the Company in March 1988 as "Delaware Sequel Corporation." Our Certificate of Incorporation does not grant the Board of Directors the power to amend the By-Laws. Accordingly, only the stockholders of the Company have the ability to amend our Company's By-Laws, which is an atypical situation for a publicly traded company and presents a number of challenges. Such authority is standard among public companies as it allows a board of directors to efficiently implement and adapt corporate policies and procedures as changing circumstances may necessitate, and to respond quickly to corporate governance or other matters affecting company business, without incurring the expense and delay of soliciting proxies and votes from the stockholders and holding a meeting of stockholders. As an example, the "proxy access" regulations currently proposed by the SEC are expected to require by-law amendments to implement the requirements of the regulations. As a further example, when the NYSE instituted new certificate-free trading procedures in 2007, most NYSE listed companies addressed the required by-law changes at the board level; our Company needed to incur the time and expense to bring these clerical and necessary By-Law changes to a stockholder vote at the 2008 annual meeting of stockholders.

        In addition, the DGCL states that conferring such power to amend by-laws upon the directors will not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal by-laws. Providing our Board of Directors with the authority to amend our By-Laws without the expense and delay of calling a special meeting of the stockholders would allow our Company to stay current with changing rules and regulations on a more timely and cost efficient basis and give the Board the flexibility to react in a timely manner to changing market, industry and governance circumstances. We believe that a majority of Delaware public companies, and have confirmed that all of our U.S.-based peer group companies as such are identified in our Compensation Discussion and Analysis section of the Proxy Statement, permit amendment of their bylaws by their board of directors. To provide our Board of Directors with the desired flexibility to manage our Company's corporate affairs, our Company proposes to amend our Certificate of Incorporation to confer on our Board of Directors the authority to amend our Company's By-Laws.

        If this Proposal is adopted by the stockholders, the proposed amendment would modify our Certificate of Incorporation to include a new Article Eighth (or Article Ninth, if Proposal Six is not approved at our Annual Meeting) to read, in pertinent part, as follows:

    Amendment of Bylaws.    The Corporation's By-Laws may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the total number of issued and outstanding shares of Common Stock of the Corporation entitled to vote at any annual or special meeting. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws upon the affirmative vote or written consent of at least a majority of the entire Board of Directors; provided, however, that no provisions of the By-Laws adopted by the shareholders shall be amended, altered or repealed by the Board of Directors if the provisions so adopted by the shareholders so provide.

        The proposed amendment would not divest or limit the power of the stockholders to adopt, amend or repeal our By-Laws. If this Proposal is not approved, our Board of Directors will not have the authority to make changes to our By-Laws without incurring the expense and delay of soliciting proxies and votes from the stockholders and holding a meeting of stockholders. It should be noted that, if this Proposal is approved, our Board of Directors would be authorized to approve future amendments of our Company's By-Laws without the approval of our Company's stockholders, but would not be authorized to amend, alter or repeal any provisions of the By-Laws adopted by the stockholders if the provisions so adopted by the stockholders prohibit such amendment, alteration or repeal by our Board of Directors.

        Our Board of Directors has no current plans to amend the By-Laws as a result of this proposed amendment to our Certificate of Incorporation, except that our Board does intend to consider amendments to the By-Laws to correct inconsistencies in the By-Laws that suggest that the Chairman of the Board of Directors must also carry an executive officer title, as is discussed under "Proposal One—Election of Directors—Board Leadership Structure and Role in Risk Oversight." However, if this proposal is approved by our stockholders, then our Board will consider appropriate By-Law amendments that may be in the best interests of the stockholders and our Company.

        The complete text of the Amended and Restated Certificate of Incorporation, which incorporates the changes proposed by this Proposal Five, is contained in Annex A to this proxy statement. You are urged to read Annex A in its entirety, as the discussion in this Proposal Five is qualified in its entirety by reference to Annex A.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO PERMIT AMENDMENTS TO OUR BY-LAWS BY OUR BOARD OF DIRECTORS.

 PROPOSAL SIX—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE DUPLICATIVE PROVISIONS AND MAKE CERTAIN OTHER NON-SUBSTANTIVE CHANGES

        Duplicative Provisions—Preferred Stock.    Section 151 of the DGCL provides for the authority of our Board of Directors to issue one or more classes of stock or one or more series of stock within any class thereof, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such stock adopted by our Board of Directors, provided that such authority is expressly vested in our Board of Directors by the provisions of our Certificate of Incorporation. Article Fourth of our Certificate of Incorporation currently expressly vests such authority in our Board of Directors. Article Fifth of our Certificate of Incorporation also expressly vests such authority in our Board of Directors. Because the provisions set forth in Article Fifth of our Certificate of Incorporation are duplicative of Article Fourth of our Certificate of Incorporation and are therefore unnecessary, our Board of Directors proposes the removal of Article Fifth of our Certificate of Incorporation. The proposed amendment would not expand the power of our Board of Directors with respect to the issuance of preferred stock and would have no effect on the rights and privileges of our Company's current stockholders.

        Conforming Changes.    As a result of the foregoing proposed amendments, additional conforming changes to the numbering of articles and other immaterial clerical revisions and the addition of headings to each Article would need to be made to our Certificate of Incorporation.

        The complete text of the Amended and Restated Certificate of Incorporation, which incorporates the changes proposed by this Proposal Six, is contained in Annex A to this proxy statement. You are urged to read Annex A in its entirety, as the discussion in this Proposal Six is qualified in its entirety by reference to Annex A. The sections of our Certificate of Incorporation that, upon approval of this Proposal, would be affected by the foregoing proposed changes and the primary purposes for the changes are as follows:

        Article First—This provision would be titled "Name."

        Article Second—This provision would be titled "Agent for Service."

        Article Third—This provision would be titled "Purpose."

        Article Fourth—This provision would be titled "Capital Stock."

        Article Fifth—As this provision is duplicative with Article Fourth of our Certificate of Incorporation and the provisions of Section 151 of the DGCL, this provision is redundant and would be deleted in its entirety.

        Article Sixth—This provision would be renamed as Article Fifth and titled "Existence."

        Article Seventh—This provision would be renamed as Article Sixth and titled "No Preemptive Rights; Treasury Stock."

        Article Eighth—This provision would be renamed as Article Seventh and titled "Director Liability.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO REMOVE DUPLICATIVE PROVISIONS AND MAKE CERTAIN OTHER NON-SUBSTANTIVE CHANGES.

 PROPOSAL SEVEN—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2011, as well as the effectiveness of our internal control over financial reporting as of December 31, 2011, and requests that our stockholders ratify this appointment. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider the appointment.

        Audit services provided by PricewaterhouseCoopers LLP in 2010 included the audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act and the Public Company Accounting Oversight Board requirements, the review of quarterly financial statements and statutory and regulatory filings.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        Proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2011 unless the stockholder has specified otherwise.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 COMPENSATION RELATED MATTERS
EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION & ANALYSIS

Objectives of Our Executive Compensation Program

        Our compensation program which covers our named executive officers is designed to drive our Company's success, which will be achieved primarily through the actions of talented employees. Our executive compensation program covering named executive officers has specific primary objectives which include:

  •
  attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;

  •
  retaining executives who have the critical skills our Company needs to meet our strategic and operational objectives; and

  •
  motivating our executives to drive outstanding Company performance.

        These objectives reflect our belief that programs which support the attraction and retention of a highly-qualified executive management team—coupled with appropriate incentive programs to motivate performance—serve the long-term interests of our investors.

        Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company's success. The following principles guide our compensation decisions:

  •
  Drive Company performance.  Our incentive plans are designed to reward annual and long-term Company performance. The achievement of performance measures developed for our incentive programs have a direct influence on stockholder value through an emphasis on revenue growth, EBITDA, EPS and stock price appreciation.

  •
  Facilitate alignment with stockholders.  Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. Stock ownership guidelines for our executives reinforce this principle.

  •
  Be fair and equitable.  Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.

  •
  Provide leadership stability and continuity.  Our executive programs are designed to reward both long-term contributions, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that the stability of the leadership team enhances our business.

  •
  Be competitive.  We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of elements of pay, program design and resulting levels of pay.

  •
  Reflect factors of role and individual.  We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer's responsibilities and the individual's skills and performance.

  •
  Encourage long-term executive service.  We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company.

Overview of Our Executive Compensation Programs

        Below are the purpose and key characteristics of the elements of the executive compensation program.

Element	Purpose and Characteristics
Base Salary	• Fixed pay element to compensate for an individual's competencies, skills, and experience as valued in the marketplace and within the Company and to reward continued performance.
• Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.
Annual Incentives	• Performance-based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business-specific targets and individual goals tied to strategic initiatives.
• Incentive goals are aligned with stakeholders' interests.
• Awards, if earned, are payable based on actual results.
Long-Term Incentives	• Performance-based equity opportunity to motivate and reward financial performance and stock price appreciation.
• Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.
Retirement Benefits	• Component of compensation that accrues each year to encourage employment stability of our executive leadership.
• Benefits are payable upon or after retirement.
Other Benefits and Perquisites	• Generally certain pay elements which provide for life and income security needs; the actual cost to the Company is based on participation/usage.
Severance Benefits	• Contingent component to provide a bridge to future employment in the event an executive's employment is terminated.
• Payable only if an executive's employment is terminated in certain predefined situations.

Pay Setting Process

        To determine competitive market pay, our Committee periodically analyzes the proxies of a peer group of companies and published survey data. In setting pay for our named executive officers, our Committee has established the target for compensation, by element and in the aggregate, as the competitive market pay median (50th percentile). Our competitive market pay median (the "Median") is determined by averaging the in-depth peer group analysis and the published survey data. The design of our annual and long-term incentive plans provides our executives with the opportunity to exceed the Median for total direct compensation (the sum of base salary, annual bonus and long term incentives) based on Company performance. Actual compensation on a yearly basis, based on Company and individual performance, can vary widely, as our history has demonstrated.

        Our Committee engaged Towers Watson (formerly Towers Perrin), an executive compensation and benefits consulting firm, to conduct the peer group analysis and to compile the published survey data in 2008, as well as to provide advice on executive compensation matters. In 2010, Towers Watson provided limited services (less than $40,000 in annual billings) to our Company outside of the arena of executive compensation.

        This comprehensive analysis conducted in 2008 by Towers Watson updated our peer group analysis and the competitive landscape in terms of overall compensation for our executives. No comprehensive analysis was undertaken by the Committee or Towers Watson during 2010 as we believe conducting this comprehensive approach every two to three years provides our Committee with an appropriate picture of the competitive marketplace. The Committee intends to engage an executive compensation firm to conduct a comprehensive peer group and survey analysis in 2011.

        A more complete explanation of both the peer group analysis and the published survey data is outlined below.

Peer Group

        Our Committee considered the executive compensation practices for the executive officers of a peer group of companies. In 2008, the following peer group of companies in the health care industry was developed in conjunction with Towers Watson as well as with input from our senior management. Our Committee made the decision as to the final companies to include in the peer group. Our Committee selected companies that were specifically in health care services and health care facilities. Our Committee selected fourteen companies to ensure a broad based peer group which would not be overly affected by any one company's practices, although that peer group has been reduced to twelve as Odyssey HealthCare, Inc. and Psychiatric Solutions, Inc. were each acquired in 2010. While not specific to the orthotics and prosthetics area of health care, these companies were of similar size to Hanger at the time of consideration as well as in 2010 (50th percentile for annual revenue of the peer group companies was $1,069.7 million for fiscal year 2010) and have executive talent with comparable skills who our Committee believes face similar business challenges common to our industry. Our Committee believes these companies provided a reasonable benchmark of the market for executive talent for compensation purposes in each of the past three years.

Peer Companies	Revenue for Last Fiscal Year Reported (2010) (in Millions)
Amedisys, Inc.	$1,634.3
AmSurg Corp.	$710.4
Emeritus Corp.	$1,007.1
Five Star Quality Care, Inc.	$1,240.7
Gentiva Health Services, Inc.	$1,447.0
MedCath Corp	$442.5
MEDNAX Inc.	$1,401.6
National HealthCare Corp.	$715.5
Orthofix International N.V.	$564.4
RehabCare Group, Inc.	$1,329.4
Skilled Healthcare Group, Inc.	$820.2
VCA Antech, Inc.	$1,381.5

        Our Committee reviewed and considered Towers Watson's analysis of the pay practices of the peer group of companies for each named executive officer including base salary, annual incentive compensation and long-term incentive compensation (as well as the sum of these components), as well as for other compensation practices.

Published survey data

        Our Committee also analyzed published survey data from both the health care industry and general industry as provided by Towers Watson during the 2008 comprehensive analysis and as updated by Towers Watson in 2010. The survey data used was based on survey responses compiled for companies of similar size to our Company from a revenue perspective.

        Our Committee used survey data from Watson Wyatt's 2007/2008 Industry Report on Top Management Compensation and Sullivan Cotter's 2007 Survey of Manager and Executive Compensation in Hospitals and Health Services. The survey data, provided by Towers Watson, was from companies that were close in size based on revenue to our Company. The surveys include companies that are both public and private in both general and health care industry with $500M–$1B in revenue. Our Committee was not aware of any of the specific companies underlying the survey data.

Factors to set or adjust pay

        For each named executive officer, our Committee considers the relevant data regarding our peer group and the published survey data. For each individual, we also focus specifically on:

  •
  The transferability of professional and managerial skills;

  •
  The depth of knowledge and experience in orthotics and prosthetics and related industries;

  •
  The relevance of the named executive officer's experience to other potential employers; and

  •
  The readiness of the named executive officer to assume a different or more significant role either within our Company or with another organization.

        The following factors are also considered in setting and adjusting pay for our named executive officers:

  •
  The Company's financial performance;

  •
  The individual's past and expected future performance;

  •
  Peer group pay practices and broader market developments/trends; and

  •
  Our business and people needs.

Focus on Pay-for-Performance

        Our Committee sets each officer's total direct compensation to approximate Median practices.

        Consistent with our compensation philosophy and objectives, our Committee emphasizes performance-based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer's total direct compensation. For 2010, the mix of our Chief Executive Officer's (CEO) compensation was 21% base salary, 17% annual incentive award and 62% long-term incentives. The average mix of compensation for our other named executive officers was 38% base salary, 20% annual incentive award and 42% long-term incentives.

Determination of Pay Elements

        In developing the pay programs and levels for our named executive officers, the Committee reviews peer group pay practices, survey data and other relevant benchmarks provided by the compensation consultant. Any changes to base salary and annual incentive target amounts generally become effective in January.

        Annually, our CEO reviews the performance of each of the other named executive officers and shares his perspective with our Committee. Our Committee considers this performance information in setting the pay for our named executive officers other than our CEO. All decisions regarding any adjustment to the compensation of our CEO are made solely by our Committee based on both competitive pay practices as well as the Committee's assessment of his performance.

        Our Committee considers previous compensation earned by the named executive officers and current Company stock holdings when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on the Company's performance and each individual's performance.

        Our Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of our named executive officers.

        When making any executive compensation decision, our Committee follows a deliberate, multiple-step process:

  1.
  Information review,

  2.
  Evaluation and deliberation, and

  3.
  Decision-making.

        First, our Committee collects all essential information that may be necessary to make an educated decision from our compensation consultant, our CEO or other sources. Next, the Committee members discuss the information and a deliberation of possible options ensues. After discussion, the Committee takes time for reflection and, where appropriate, consultation with other Board members. Finally, the Committee reconvenes for additional discussion, if needed, before a final decision is made. As a result, many compensation decisions require two Committee meetings before any final decisions are made.

        Additional information about the role and processes of our Committee is outlined in the Compensation Committee Charter, which is available on the Company's website at www.hanger.com.

Base Salary

        As discussed above, our Committee targets base salary levels for our named executive officers at the Median. Currently, our named executive officers' base salaries fall within the competitive range of the Median, which we broadly define as within 85% to 115% of the Median for each position. Individual increases to base salary are based upon several considerations, including individual performance and contributions, internal equity considerations, as well as competitive market factors and practices.

        Base salary compensates a named executive officer for the individual's competencies, skills, experience and performance. When considering a candidate for a named executive officer role, our Committee considers all of these factors. For annual adjustments to the base salary of a named executive officer, our Committee primarily consider the Median, information set forth in general industry surveys, the Company's performance, the individual's performance and internal equity amongst our officers. Changes in the scope of a named executive officer's role and responsibilities could result in an adjustment being considered and approved by the Committee at any time during the year.

        For 2011 base salary adjustments, our Committee considered the peer group analysis and published survey data described earlier. Our Committee increased the base salaries of our named executive officers effective January 2011 an average of 2.54%. Individual adjustments ranged from 2.1% to 2.75%, based on individual performance as well as the respective base pay versus the Median for the position. Our Committee believes that these adjustments to base salary continue to position the pay of our named executive officers within the competitive range of the Median.

Annual Incentive Compensation

        Our Committee designs the annual incentive compensation program to motivate and reward the achievement of annual financial results and individual goals. Currently, our philosophy for annual incentive compensation is to generally target the Median and to provide the opportunity to earn in the range of the 75th percentile compared to peer group and published survey data with the achievement of exceptional Company and individual performance. In other words, when we reach target performance for the goals discussed below, then annual incentive compensation should be close to the Median. If our Company and our named executive officers have exceptional performance based on the established performance goals, then annual incentive compensation should exceed the Median and could approach the 75th percentile compared to the peer group and published survey data.

        Our annual incentive program for our named executive officers is comprised primarily of annual financial measures with a small portion based on individual operating or strategic goals. The performance measures for our 2010 annual incentive program were:

Performance Measure	Percentage Weight
Revenue	20%
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")	45%
Fully Diluted Pro Forma Earnings per Share ("EPS")	20%
Individual Operating or Strategic Goals	15%

        Our Committee chose these measures to ensure appropriate focus on creating value for all of our stakeholders. The corporate level goals for our 2010 annual incentive program at threshold, target and maximum as well as the actual results achieved are presented in the table below.

2010 Corporate Performance Measures	Threshold	Target	Maximum	Actual Results
Revenue	$722.2 million	$822.2 million	$952.2 million	$812.3 million	*
EBITDA	$100.1 million	$120.1 million	$140.1 million	$120.2 million
Pro Forma EPS	$1.02	$1.29	$1.54	$1.42

*
The revenue results used for calculating the executive bonuses were adjusted downward slightly to take into account the impact of acquisitions on the actual results.

        The performance measures, weights and goals described above applied to Mssrs. Sabel, Kirk, McHenry, Taylor and Asar.

        Our Committee also developed a specific formula with performance measures for Mr. May, the President of SPS, our distribution subsidiary, that are more closely aligned to his scope of responsibility. These measures and weighting were as follows:

Performance Measure	Percentage Weight
SPS Divisional Revenue	25%
SPS Divisional EBITDA	40%
Hanger Orthopedic Group EBITDA	20%
Individual Operating or Strategic Goals	15%

2010 Performance Measures for Mr. May	Threshold	Target	Maximum	Actual Results
SPS O&P Revenue*	$83.4 million	$97.4 million	$112.4 million	$95.5 million
SPS Divisional EBITDA	$21.9 million	$27.4 million	$32.8 million	$28.9 million	**
Hanger EBITDA	$100.1 million	$120.1 million	$140.1 million	$120.2 million

*
Only includes SPS revenues derived from the distribution of orthotic and prosthetic products.

**
The actual EBITDA results reflected were adjusted slightly based on non-operating activities.

        Our Committee set the performance measure targets based on the Company's strategic budgeting and goal setting process that begins in October and is finalized in February. In February, our Committee approves the specific objectives for threshold, target and maximum levels for each of the performance measures used for the annual incentive program for our named executive officers.

        In addition to these financial goals, our named executive officers have individual goals that they must achieve for their individual performance which are focused on the Company's strategic and operational initiatives. Individual performance is measured on initiatives such as cost reductions, process improvement, business development opportunities and people initiatives. An executive's individual objectives may be qualitative or quantitative. The individual goals are typically developed to be stretch goals that are challenging for the executive to achieve. The individual 2010 performance goals for Mr. Sabel were designed by our Committee to relate to the first six months of the year only as his impending retirement was known to the Committee at the time of the individual performance goal setting; these goals included executive progression and succession transition activities, and charitable foundation creation and funding initiatives and, in total, his objectives were achieved slightly above target. The 2010 individual performance goals for Mr. Kirk included government initiatives, the relocation of the corporate office to Austin, TX, education and employee development initiatives, succession and staffing of key leadership roles and business development and growth initiatives; in total, his objectives were achieved above target. Mr. McHenry's 2010 individual performance goals included management reporting upgrades and activities, the relocation of the corporate office to Austin, TX, refinancing initiatives and tax planning activities; in total, his objectives were achieved on target. The 2010 individual performance goals for Mr. Taylor all related to the business of our wholly-owned subsidiary Hanger Prosthetic and Orthotics, Inc., of which he is President, and included business process and system initiatives, new product growth initiatives, business development initiatives and organizational development initiatives; in total, his objectives were achieved at target. Mr. Asar's 2010 individual performance goals included strategic planning process improvements, business development initiatives and new product development activities; in total, his objectives were achieved above target. Finally, Mr. May's 2010 individual performance goals all related to the business of our wholly-owned subsidiary Southern Prosthetic Supply, Inc., of which he is President, and included revenue growth initiatives, and business strategy development projects and growth of fabrication operations; in total, his objectives were achieved at below target.

        We weighted the financial and individual performance measures of the annual incentive plan to reflect the focus of our strategic business plan. For 2010, the EBITDA measure carried the greatest weight. In determining the annual incentive payments to make to our named executive officers, the Committee may use discretion when assessing the individual's performance compared with the qualitative objectives established for the individual goals.

        After year end, we assess the attainment of the performance measures for the most recently completed year for the annual incentive program against both financial and individual goals. The final assessment of the year-end results is made in February at which time any payments are approved for payment by March 15th. In February 2011, we reviewed 2010 results related to corporate and individual performance. As a result, our named executive officers received payouts ranging from 103% to 113% of their respective targets.

        See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the annual incentive payments for the 2010 performance period as paid to each named executive officer on March 8, 2011.

        The target and maximum annual incentive awards for 2011 expressed as a percentage of base salary for our named executive officers are included in the below table. Our Committee sets these targets for annual incentives based on the Median of the annual incentives of our peer group and published survey data provided by our compensation consultant and discussed previously. There are no changes in these targets from the targets set for 2008. We will use the same performance measures as well for the 2011 annual incentive plan.

        For 2011, our Committee has determined that the weighting of the performance measures will be slightly adjusted such that EBITDA will now be weighted at 40% and the individual strategic goals will be weighted at 20%. The other measures, revenue and EPS, will remain at 20% each. Mr. May's SPS Divisional Revenue goal will now be weighted at 20%, and his individual operating or strategic goals will also be weighted at 20%.

Incentive Awards Expressed as a Percentage of Base Salary	Target	Maximum
Thomas F. Kirk	80%	160%
President and Chief Executive Officer
George E. McHenry	50%	100%
Executive Vice President and Chief Financial Officer
Richmond L. Taylor	60%	125%
President and Chief Operating Officer, Hanger Prosthetics & Orthotics, Inc.
Vinit Asar	50%	100%
Executive Vice President and Chief Growth Officer
Ron May	50%	100%
President and Chief Operating Officer, Southern Prosthetic Supply, Inc.

Long-Term Incentive Compensation

        Long-term incentive compensation opportunities are provided to our named executive officers to encourage the executives' continued commitment to our Company by motivating and rewarding financial performance and stock price appreciation. Our Committee believes this is an important component of their pay which directly aligns the interests of our executives with the interests of our stockholders since amounts granted, earned and realized are dependent on actual stock price performance.

        When determining the value of individual grants, consistent with the other elements of our compensation program, our Committee considers the results of the periodic assessment of competitive market data described above. Every three to four years, our Committee reviews and considers this competitive market assessment to establish a value and a corresponding general range for the number of restricted shares to grant to our named executive officers. This assessment was most recently made during 2008 and the Committee expects to make another market assessment in 2011. As with the other elements of our compensation program, our Committee targets the Median of competitive market data to set our long-term incentive awards with the potential to earn above the Median if the Company has exceptional performance. Our Committee also considers each individual's performance and contributions to the Company's performance as well as the contributions that are expected to be made in the future based on the executive's role. Our Committee approves all grants to named executive officers.

        Our Committee believes our methodology of first targeting a value based on the Median and then determining every three to four years the general range for the number of shares covered by long-term incentive grants is appropriate. Our Committee's logic is that, by not automatically readjusting the general range for the number of shares granted annually, the fluctuating stock price will impact our executives in the same manner as it impacts our stockholders. For instance, if awards are recalibrated annually, a lower stock price could result in additional shares being granted to our named executive officers to achieve the same targeted value. Our Committee wants to avoid this unintended potential to reward poor stock performance as well as preclude the additional dilutive effect to stockholders. Likewise, our Committee perceives it to be a detriment to our executives if an increase in stock price due to above average performance results in fewer shares granted. By not recalibrating in the first year of a stock price increase, our executives are recognized for achieving stock price appreciation and are further encouraged to sustain the performance level achieved.

        Our Committee has transitioned from granting our executives long-term incentives in the form of stock options (the practice prior to 2003) to the use of restricted shares. Our Committee's decision to make this transition from stock options to restricted shares was based on the less dilutive effect of restricted shares to our stockholders, accounting rules requiring the expensing of stock options and the possibility of providing a disincentive to executives if the stock price decreases below the grant price.

        Our Committee continued in 2010 its trend toward a greater emphasis on the use of performance-based restricted shares by granting 75% of the shares as performance-based restricted shares and 25% as time-based restricted shares. Our Committee believes an increased emphasis on performance-based equity awards provides the right level of challenge, incentive and reward for our executives. Our Committee expects to continue to make grants of both time-based and performance-based restricted shares in this ratio in 2011.

        The time-based restricted shares granted to our named executive officers vest 25% annually over 4 years on the anniversary of the grant date commencing on the first anniversary. The performance-based restricted shares are only granted if the Company achieves the pro forma EPS performance goal established at the time of the grant. The pro forma EPS goal for the 2010 grant was to achieve $1.29 per share for the 12 month period, running from January 2010 through December 2010. Our Committee created an additional incentive for the named executive officers if this pro forma EPS target was exceeded. Specifically, if the Company achieved an pro forma EPS goal of $1.37, then the named executive officers would receive 120% of their target performance-based awards. The actual pro forma EPS for the performance period was $1.42, resulting in the named executive officers receiving the maximum number of restricted shares under their grants. These performance-based shares vest over a four year period, commencing in March 2011, which is the first anniversary of the grant date.

        The awards are taxable income to the named executive officer when the award vests in the amount equal to the number of shares vested multiplied by our stock price on the vesting date. Also, on the vesting date, our Company generally receives a tax deduction in the same amount. The grants are valued as of the grant date for accounting purposes in accordance with FASB Accounting Standards Codification 718 ("ASC 718").

        Our Committee expects that it will make new restricted share grants during early 2011.

Other Pay Elements

General Employee Benefits

        Our Committee provides our executives, and all of our employees, with a benefits program which includes health, dental, disability and life insurance as well as a 401k savings plan with a Company match. This basic yet comprehensive approach provides our named executive officers with a broad umbrella of coverage.

Employment Agreements

        Our Company has entered into employment agreements with all of our named executive officers. The agreements provide for compensation and benefits such as:

  •
  Base salary,

  •
  Annual and long-term incentive opportunities,

  •
  Benefits that are provided to all of our employees who meet the eligibility requirements,

  •
  Various executive benefits such as a company-provided automobile,

  •
  Severance benefits, and

  •
  Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.

        Our Company currently provides no other special benefits not outlined in the agreements. Our Committee does not provide tax gross ups for executive benefits with the exception of excise taxes that may be imposed on the executive due to a change in control. We believe these employment agreements provide clarity as to the terms and conditions of employment as well as protect the Company's interests through the non-compete provisions. Further, we intend for the change of control benefits to provide some economic stability to our named executive officers to enable them to focus on the performance of their duties without undue concern over their personal circumstances if there is a potential change of control of our Company. The employment agreement of each named executive officer is described below.

Employment agreement with Mr. Ivan R. Sabel

        On June 10, 2009, per the terms of his employment agreement with the Company, Ivan R. Sabel provided notice to the Company of his intent to retire as employee Chairman of the Board effective June 30, 2010. Mr. Sabel had been serving as employee Chairman of the Board since his retirement as CEO effective March 1, 2008. Accordingly, on June 30, 2010, Mr. Sabel retired from his position as employee Chairman of the Board of the Company. Mr. Sabel continues to serve the Company as non-employee Chairman of the Board. The employment and non-compete agreement, dated as of April 29, 1999, as amended to comply with Internal Revenue Code Section 409A, between Hanger and Ivan R. Sabel, had an initial five-year term which ended on April 28, 2004.

        The employment agreement entitled Mr. Sabel to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included:

  •
  Taxable reimbursement for medical expenses not covered by the Company's Basic Group Health insurance;

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for long-term care insurance for Mr. Sabel and his spouse;

  •
  Premiums for supplemental life insurance equal to two times his salary;

  •
  A Company-provided automobile; and

  •
  Financial and tax planning services.

        Pursuant to the agreement, his benefit under this plan is equal to 90% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65. Upon Mr. Sabel's retirement, he became eligible for the normal retirement benefits we provide to our executive officers under the Supplemental Executive Retirement Plan described below under the heading "—Retirement Benefits." Payments to Mr. Sabel under the Supplemental Executive Retirement Plan began in January 2011. In addition, Mr. Sabel received an amount equal to his annual incentive compensation payment, prorated to reflect his retirement date, as discussed above under "—Annual Incentive Compensation." Further, all restricted shares granted to Mr. Sabel immediately vested on the date of his retirement.

        Mr. Sabel's employment agreement also contained non-compete provisions which provided that upon his retirement in June 2010, Mr. Sabel will not be able to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months from the date of his retirement.

Employment agreement with Mr. Thomas F. Kirk

        The employment and non-compete agreement, dated January 2, 2002, as amended to comply with Internal Revenue Code Section 409A, between Hanger and Thomas F. Kirk, our President and Chief Executive Officer, provided for the continuation of his employment for a period of five years, which ended January 2, 2007. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

        The employment agreement entitles Mr. Kirk to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary;

  •
  Eligibility for a Company-provided automobile; and

  •
  Financial and tax planning services.

        Mr. Kirk is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 85% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions of Mr. Kirk's agreement are similar to those contained in Mr. Sabel's agreement.

Employment agreement with Mr. George E. McHenry

        The employment and non-compete agreement between Hanger and George E. McHenry, Executive Vice President and Chief Financial Officer, dated August 1, 2001, as amended to comply with Internal Revenue Code Section 409A, provided for the continuation of his employment in those positions for a period of five years, through October 15, 2006. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

        The employment agreement entitles Mr. McHenry to certain perquisites that have been offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company-provided automobile.

        Mr. McHenry is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 75% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        Mr. McHenry's employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. McHenry will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus plus continuation of his benefits for a period of 18 months. Mr. McHenry's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location (unless by mutual agreement), or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. McHenry may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. Mr. McHenry will receive a payment equal to any excise, income and other taxes resulting from the imposition of parachute penalties of the Internal Revenue Code or applicable state tax law.

        In the event of his disability or death, Mr. McHenry or his estate will receive a payment equal to 18 months of base salary and 18 months of bonus payments, less any disability payments he would be eligible to receive.

        All restricted shares granted to Mr. McHenry will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or following a change of control.

        Mr. McHenry's agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company's employees or customers for a period of two years.

Employment agreement with Mr. Richmond L. Taylor

        The employment and non-compete agreement between Hanger and Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company's patient-care subsidiary, as amended to comply with Internal Revenue Code Section 409A, was for a five-year term which ended April 17, 2008. Thereafter, the agreement is automatically renewed for successive one-year terms until terminated by either party.

        The employment agreement entitles Mr. Taylor to certain perquisites that have been offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company-provided automobile.

        Mr. Taylor is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 80% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions in Mr. Taylor's agreement are generally the same as those contained in Mr. McHenry's employment agreement, except that the non-compete provisions only apply for 18 months following termination of employment.

Employment agreement with Mr. Ronald N. May

        Mr. May entered into an annually renewing employment agreement with Hanger dated as of October 14, 2004, which was amended to comply with Internal Revenue Code Section 409A.

        Mr. May receives certain perquisites that have been offered to him to complete his overall annual compensation package although not contractually required as a provision of his agreement. These benefits include:

  •
  Premiums for supplemental life insurance equal to one times his salary; and

  •
  A Company-provided automobile.

        Mr. May is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions in Mr. May's agreement are generally the same as those contained in Mr. McHenry's employment agreement.

Employment agreement with Mr. Vinit Asar

        The employment and non-competition agreement, dated November 10, 2008, between Hanger and Vinit Asar, our Executive Vice President and Chief Growth Officer, provides for the continued employment of Mr. Asar unless the employment agreement is terminated by either party pursuant to the terms therein.

        The employment agreement entitles Mr. Asar to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included:

  •
  Premiums for supplemental life insurance equal to one times his salary;

  •
  An automobile allowance in the amount of $1,000 per month and the provision of, or reimbursement for, parking of such automobile at our main office; and

  •
  Relocation support including a one-time housing allowance up to an amount equal to $100,000.

        Mr. Asar is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions of Mr. Asar's agreement are similar to those contained in Mr. McHenry's agreement, except that (i) the change of control provisions relating to a relocation apply only to relocations in excess of fifty miles, (ii) the severance provisions do not contain a severance allowance in the event of Mr. Asar's termination as a result of Disability (as defined in the agreement), and (ii) the non-compete provisions only apply for 18 months following termination of employment.

Retirement benefits

        Our named executive officers are eligible to participate in the Company's nonqualified Supplemental Executive Retirement Plan ("SERP"). This benefit is intended to encourage and reward the long-term commitment of our named executive officers to the Company.

        The SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of the Company as designated by the Compensation Committee. The plan contains provisions to ensure its compliance with Internal Revenue Code Section 409A. An outline of the plan provisions is included in the narrative following the Pension Benefits table.

        The estimated present value of these benefits at age 65 for each of our named executive officers is shown in the Pension Benefits Table. The projected change (December 2010 versus December 2009) in the present value of this benefit is shown in the Summary Compensation Table.

Other Compensation-Related Policies

Securities Trading Policy

        Our Company has a policy that executive officers and directors may not purchase or sell our stock when they may be in possession of nonpublic material information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to our securities.

Stock Ownership Guidelines

        Our Committee adopted formal stock ownership guidelines for the named executive officers and other key senior managers at the end of 2007. These guidelines require the executives to hold a multiple of their base salary in company shares. The Chairman and the CEO are required to hold 5 times their base salary; the other named executive officers are required to hold 3 times their base salary. Individuals who are within 5 years of normal retirement age may reduce their holdings to 50% of the requirement in order to diversify their holdings.

        All of the named executive officers currently serving as officers of our Company presently meet these requirements. Compliance will be monitored on an annual basis.

Compensation Recovery Policy

        Our Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results. If circumstances warrant, we will seek to require an executive officer to reimburse the Company for certain portions of the executive officer's compensation for the relevant period, as provided by law.

Impact of Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct, in any taxable year, compensation in excess of $1 million paid to the CEO and the four other most highly compensated executive officers of the Company (other than the Chief Financial Officer) which is not "performance-based" as defined in that section. Previous measures taken ensure that whenever possible the performance-based compensation paid to our named executive officers is deductible under Section 162(m). However, our Committee retains the authority to exercise discretion in payments made to our named executive officers which under some circumstances may result in compensation not being deductible.

        Our Committee considers the impact of other tax provisions, such as Internal Revenue Code Section 409A's restrictions on deferred compensation, and attempts to structure compensation in a tax-efficient manner for both the named executive officers and for our Company.

        In adopting various executive compensation plans and packages as well as in making certain executive compensation decisions, particularly with respect to grants of equity-based long-term incentive awards, our Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our stockholders.

Compensation Committee Report

        The Compensation Committee of the board of directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion & Analysis be included in the Company's proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2010.

Eric Green (Chair) Thomas P. Cooper, M.D. Peter Neff

 SUMMARY COMPENSATION TABLE

        The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year indicated; (ii) the grant date fair value of stock and option awards granted in the years indicated; (iii) the dollar value of awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and NQDC Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Ivan R. Sabel(5)	2010	$343,256	0	$268,283	0	$29,700	$641,239
Non-Executive Chairman	2009	$605,000	0	$572,279	$1,431,884	$62,072	$2,671,235
of the Board	2008	$584,000	$1,778,622	$488,816	$1,018,351	$71,085	$3,940,874
Thomas F. Kirk	2010	$619,398	$2,128,650	$559,540	$1,440,335	$39,532	$4,787,455
President and Chief Executive	2009	$605,000	0	$575,909	$1,335,249	$19,081	$2,535,239
Officer of the Company	2008	$580,000	$1,778,622	$491,871	$897,949	$7,530	$3,755,972
George E. McHenry	2010	$320,445	$468,303	$172,981	$273,465	$29,692	$1,264,455
Executive Vice President and	2009	$313,250	0	$185,193	$217,286	$13,161	$728,890
Chief Financial Officer of the	2008	$302,000	$374,447	$160,070	$128,804	$13,519	$978,840
Company
Richmond L. Taylor	2010	$399,614	$489,590	$258,865	$579,276	$17,986	$1,745,331
Executive Vice President of	2009	$390,600	0	$278,864	$479,079	$13,587	$1,162,130
the Company and Chief	2008	$377,000	$411,891	$236,978	$309,676	$11,375	$1,346,920
Operating Officer of Hanger Prosthetics & Orthotics, Inc. and HPO, Inc.
Ronald N. May	2010	$283,638	$319,298	$145,284	$440,745	$3,466	$1,192,431
President and Chief Operating	2009	$280,000	0	$135,916	$344,519	$9,904	$770,339
Officer of Southern Prosthetic	2008	$250,000	$280,825	$149,396	$237,280	$12,318	$929,819
Supply, Inc.
Vinit Asar	2010	$349,007	$425,730	$197,080	$57,473	$280,708	$1,309,998
Executive Vice President and Chief Growth Officer of the Company

(1)
All shares of restricted stock vest 25% per year, commencing one year after the date of issuance. The amount reported in this column represents the aggregate grant date fair value of all awards granted during each calendar year as calculated in accordance with ASC 718. For 2010, the executives received the maximum number of shares subject to the award because the relevant performance goals were met; see "Grants of Plan-Based Awards."

(2)
The annual incentive awards for 2010 were based on 2010 performance and paid on March 8, 2011.

(3)
The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer under the Supplemental Executive Retirement Plan (SERP). Details of the SERP are described after the Pension Benefits table below and in the Compensation Discussion and Analysis section.

(4)
For Mr. Sabel, this total includes: tax preparation reimbursement ($1,200), taxable reimbursements for qualified medical expenses not covered under the Company's basic Group Health Insurance Program ($22,993), premiums for additional life and disability insurance ($1,097), and Company contributions to the Company's defined contribution plan ($4,410). For Mr. Kirk, this total includes: tax preparation reimbursement ($8,990), premiums for additional life and disability insurance ($16,132), Company contributions to the Company's defined contribution plan ($4,410), and relocation expenses ($10,000). For Mr. Asar, this total includes: relocation and housing related expenses ($270,316), premiums for additional life insurance ($1,482), non-business related automobile expenses ($4,500), and Company contributions to the Company's defined contribution plan ($4,410). For Messrs. McHenry, Taylor and May, these totals are for non-business related automobile expenses, premiums for additional life insurance, and/or Company contributions to the Company's defined contribution plan.

(5)
Mr. Sabel retired as employee Chairman of the Board on June 30, 2010 and is now serving as non-executive Chairman of the Board.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2010, including incentive plan awards (equity based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FASB Accounting Standards Codification 718 ("ASC 718") and are intended to serve as an incentive for performance to occur over a specified period.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Full Grant Date Fair Value of Stock or Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ivan R. Sabel	01/01/2010	$0	$484,000	$968,000
Thomas F. Kirk(2)	03/30/2010							25,000	$462,750
Thomas F. Kirk(3)	03/30/2010				0	75,000	90,000		$1,388,250
Thomas F. Kirk	01/01/2010	$0	$496,000	$992,000
George E. McHenry(2)	03/30/2010							5,500	$101,805
George E. McHenry(3)	03/30/2010				0	16,500	19,800		$305,415
George E. McHenry	01/01/2010	$0	$160,378	$320,756
Richmond L. Taylor(2)	03/30/2010							5,750	$106,433
Richmond L. Taylor(3)	03/30/2010				0	17,250	20,700		$319,298
Richmond L. Taylor	01/01/2010	$0	$240,003	$480,006
Ronald N. May(2)	03/30/2010							3,750	$69,413
Ronald N. May(3)	03/30/2010				0	11,250	13,500		$208,238
Ronald N. May	01/01/2010	$0	$141,898	$283,795
Vinit Asar(2)	03/30/2010							5,000	$92,550
Vinit Asar(3)	03/30/2010				0	15,000	18,000		$277,650
Vinit Asar	01/01/2010	$0	$174,699	$349,398

(1)
Terms of compensation under the Non-Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.

(2)
The time-based restricted stock detailed above was awarded on March 30, 2010. The share price at time of award was $18.51. All shares of restricted stock vest 25% per year, commencing one year after the date of issuance.

(3)
The restricted stock detailed above is awarded as performance-based shares. This restricted stock was awarded on March 30, 2010 and vests 25% per year, commencing one year after the date of issuance, assuming the pro forma performance goal is achieved. Release of the restrictions on this award is subject to achieving pro forma earnings per share (EPS) targets for the performance period of January 1, 2010 through December 31, 2010 per the schedule below:

EPS Result (Q1 2010 through Q4 2010)	Percent of Performance Shares Released
$1.19	0%
$1.21	20%
$1.23	40%
$1.25	60%
$1.27	80%
$1.29	100%
$1.33	110%
$1.37	120%

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2010, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option, and the number and market value of shares of restricted stock that have not vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ivan R. Sabel
Thomas F. Kirk	350,000			$6.02	01/01/2012
Thomas F. Kirk	100,000			$13.50	01/01/2013
Thomas F. Kirk	100,000			$15.67	01/01/2014
Thomas F. Kirk	100,000			$8.08	01/01/2015
Thomas F. Kirk(1)						25,000	$529,750
Thomas F. Kirk(2)						90,000	$1,907,100
Thomas F. Kirk(3)						15,675	$332,153
Thomas F. Kirk(4)						38,190	$809,246
Thomas F. Kirk(5)						15,000	$317,850
Thomas F. Kirk(6)						15,000	$317,850
George E. McHenry	26,000			$5.50	10/14/2011
George E. McHenry	17,919			$16.74	10/14/2012
George E. McHenry	57,081			$16.74	10/14/2012
George E. McHenry	40,000			$13.80	07/31/2013
George E. McHenry(1)						5,500	$116,545
George E. McHenry(2)						19,800	$419,562
George E. McHenry(3)						3,300	$69,927
George E. McHenry(4)						8,040	$170,368
George E. McHenry(5)						5,000	$105,950
George E. McHenry(6)						5,000	$105,950
Richmond L. Taylor(1)						5,750	$121,843
Richmond L. Taylor(2)						20,700	$438,633
Richmond L. Taylor(3)						3,630	$76,920
Richmond L. Taylor(4)						8,844	$187,404
Richmond L. Taylor(5)						5,625	$119,194
Richmond L. Taylor(6)						5,625	$119,194
Ronald N. May(1)						3,750	$79,463
Ronald N. May(2)						13,500	$286,065
Ronald N. May(3)						2,475	$52,445
Ronald N. May(4)						6,030	$127,776
Ronald N. May(5)						3,750	$79,463
Ronald N. May(6)						3,750	$79,463
Vinit Asar(1)						5,000	$105,950
Vinit Asar(2)						18,000	$381,420
Vinit Asar(7)						13,300	$281,827
Vinit Asar(8)						8,040	$170,368

(1)
These time-based restricted stock awards were granted on March 30, 2010 and vest 25% annually.

(2)
These performance-based restricted stock awards (conditions discussed in the Compensation Discussion and Analysis section earlier in this proxy statement) were granted on March 30, 2010 and vest 25% annually as the performance goal was achieved as of December 31, 2010.

(3)
These time-based restricted stock awards were granted on November 13, 2008 and vest 25% annually.

(4)
These performance-based restricted stock awards were granted on November 13, 2008 and vest 25% annually as the performance goal was achieved as of September 30, 2009.

(5)
These time-based restricted stock awards were granted on August 9, 2007 and vest 25% annually.

(6)
These performance-based restricted stock awards were granted on August 9, 2007 and vest 25% annually as the performance goal was achieved as of June 30, 2008.

(7)
These time-based restricted stock awards were granted on December 28, 2008 and vest 25% annually.

(8)
These performance-based restricted stock awards were granted on December 28, 2008 and vest 25% annually as the performance goal was achieved as of September 30, 2009.

(9)
The market value of stock reported was computed by multiplying the closing market price of the stock on December 31, 2010 ($21.19) by the number of unvested restricted shares of stock.

OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding stock options exercised and restricted stock vested during 2010 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Ivan R. Sabel	190,000	$1,147,927	193,298	$3,441,532
Thomas F. Kirk			84,432	$1,427,281
George E. McHenry	30,000	$393,645	24,420	$405,928
Richmond L. Taylor	71,666	$362,788	27,487	$456,654
Ronald N. May	8,000	$38,999	18,003	$299,112
Vinit Asar			10,670	$229,512

(1)
The value realized on exercise of options during 2010 was calculated by multiplying the number of options exercised by the difference between the market price of our common stock on the exercise date and the exercise price of the options (market price on the date of grant).

(2)
The value of restricted shares was calculated by multiplying the number of shares vesting by the market price on the date of vesting.

 PENSION BENEFITS

        The following table sets forth the actuarial present value of each named executive officer's accumulated benefit under our defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company's audited financial statements for the year ended December 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Ivan R. Sabel(1)	SERP	6.17	$5,812,494	0
Thomas F. Kirk	SERP	6.74	$5,655,647	0
George E. McHenry	SERP	7.00	$967,556	0
Richmond L. Taylor	SERP	7.00	$2,208,569	0
Ronald N. May	SERP	7.00	$1,635,855	0
Vinit Asar	SERP	2.00	$93,505

(1)
Mr. Sabel retired on June 30, 2010 and will commence payment starting January 2011.

        The Supplemental Executive Retirement Plan (SERP) is a nonqualified, unfunded plan that provides retirement benefits for executive officers; it contains provisions to ensure its compliance with Internal Revenue Code Section 409A.

        Benefits accrue pro rata over the number of years (not to exceed 20) from a participant's initial coverage by the SERP until the participant reaches the age of 65. The SERP was implemented in January 2004; credited service for the benefit accrual started at that time. As a result, each of the participants has six years of credited service under the plan.

        The SERP benefit is determined by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average base compensation and years of service. The current benefit percentage for each named executive officer is: Ivan Sabel—90%; Thomas Kirk—85%; George McHenry—75%; Richmond Taylor—80%; Ronald May—65%, Vinit Asar—65%.

        Vesting is at the rate of 20% per year of employment with the Company. All named executive officers except Mr. Asar are fully vested.

        The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:

  •
  Measurement date: 12/31/2010 (12/31/09 for amounts calculated to determine year-over-year increase in actuarial present values)

  •
  Fiscal year end: 12/31/2010

  •
  Discount rate: 4.75% (5.50% for present values calculated as of 12/31/2009)

  •
  Mortality table (pre-retirement): None*

  •
  Mortality table (post-retirement): Not applicable

  •
  Normal retirement age for SERP: Age 65

  •
  Withdrawal rates: None*

  •
  Retirement rates: None prior to normal retirement age, 100% at normal retirement date*

  •
  Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates.

  •
  Present value is the present value of 15 years certain annuity payable at normal retirement date.

*
Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.

        The SERP benefit, once calculated, is paid out annually for a 15 year period, commencing after a participant's retirement at age 65 from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the SERP will be subject to a reduction for early commencement.

        Upon the occurrence of a change in control of the Company, as defined in the SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust's assets continue to equal the present value of the accrued benefits. The trust is subject to the Company's creditors' claims in the event of the Company's insolvency. Alternatively, the Company may, in its discretion, pay the present value of the SERP in a lump sum following a change in control.

 TERMINATION AND CHANGE OF CONTROL PROVISIONS

        The following table sets forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of the Company, assuming the triggering event took place on December 31, 2010 (i.e., the last business day of the Company's last completed fiscal year) and the price per share of the Company's common stock was $21.19, which was the closing market price as of that date. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing Pension Benefits table, footnote reference is made to that disclosure. All of the options held by each of the named executive officers were exercisable as of December 31, 2010. Therefore, they may be exercised at any time and are thus not triggered by a termination event and are not included in the termination scenarios. Details of any current options held by our named executive officers are shown in the Outstanding Equity Awards at Fiscal Year End table.

        As discussed in our Compensation Discussion and Analysis section, our Company has entered into employment and non-compete agreements with each of our named executive officers. The agreements provide for compensation and benefits in the termination and change in control scenarios discussed in the tables below. We do not discuss Mr. Sabel in this section because he retired as an executive officer of our company effective June 30, 2010, which is discussed above under "Compensation Discussion & Analysis—Other Pay Elements—Employment agreement with Mr. Ivan R. Sabel."

Thomas F. Kirk

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$3,472,000	$0
Severance Payments(2)	$0	$0	$2,232,000	$2,232,000	$0	$1,056,000
Restricted Stock (Unvested and Accelerated)(3)	$0	$4,213,952	$4,213,952	$4,213,952	$4,213,952	$4,213,952
SERP Benefit(4)	$0	$0	$0	$0	$0	$0
Benefits Continuation(5)	$0	$0	$45,679	$45,679	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0
Excise Tax Gross-Up(7)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to two times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. Kirk is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to two times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2010 as shown in the Pension Benefits table. Mr. Kirk receives no additional benefit because he has already obtained the maximum number of years of service.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

(7)
Based on an estimated calculation, Mr. Kirk's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Code Section 280G and 4999.

George E. McHenry

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,363,216	$0
Severance Payments(2)	$0	$0	$721,703	$721,703	$0	$288,353
Restricted Stock (Unvested and Accelerated)(3)	$0	$988,304	$988,304	$988,304	$988,304	$988,304
SERP Benefit(4)	$0	$0	$285,423	$285,423	$0	$0
Benefits Continuation(5)	$0	$0	$26,032	$26,032	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0
Excise Tax Gross-Up(7)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. McHenry is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2010 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

(7)
Based on an estimated calculation, Mr. McHenry's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Code Section 280G and 4999.

Richmond L. Taylor

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,760,021	$0
Severance Payments(2)	$0	$0	$960,012	$960,012	$0	$384,012
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,063,188	$1,063,188	$1,063,188	$1,063,188	$1,063,188
SERP Benefit(4)	$0	$0	$285,433	$285,433	$0	$0
Benefits Continuation(5)	$0	$0	$28,900	$28,900	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0
Excise Tax Gross-Up(7)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. Taylor is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2010 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

(7)
Based on an estimated calculation, Mr. Taylor's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Code Section 280G and 4999.

Ronald N. May

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$922,334	$0
Severance Payments(2)	$0	$0	$638,539	$638,539	$0	$243,367
Restricted Stock (Unvested and Accelerated)(3)	$0	$704,676	$704,676	$704,676	$704,676	$704,676
SERP Benefit(4)	$0	$0	$242,810	$242,810	$0	$0
Benefits Continuation(5)	$0	$0	$6,387	$6,387	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0
Excise Tax Gross-Up(7)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. May is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2010 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

(7)
Based on an estimated calculation, Mr. May's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Code Section 280G and 4999.

Vinit Asar

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,484,943	$0
Severance Payments(2)	$0	$0	$786,146	$786,146	$0	$300,146
Restricted Stock (Unvested and Accelerated)(3)	$0	$939,568	$939,568	$939,568	$939,568	$939,568
SERP Benefit(4)	$0	$0	$103,344	$103,344	$0	$0
Benefits Continuation(5)	$0	$0	$17,821	$17,821	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0
Excise Tax Gross-Up(7)	$0	$0	$0	$0	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. Asar is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2010 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

(7)
Based on an estimated calculation, Mr. Asar's separation payments upon termination following a change in control would not trigger an excise tax payment in accordance with Internal Revenue Code Section 280G and 4999.

 DIRECTOR COMPENSATION

        The compensation structure for 2010 for non-employee directors included the following:

  •
  An annual cash retainer of $30,000 paid in four equal installments. The director has the option to choose to receive the retainer in the form of shares of restricted stock granted under the 2010 Omnibus Incentive Plan. If the director chooses to receive the restricted stock in lieu of cash payments, then the value of the restricted stock received is 110% of the cash retainer value. These shares of restricted stock have a 3-year vesting cycle (1/3 per year).

  •
  An annual grant of 8,500 shares of restricted stock. These shares have a 3-year vesting cycle (1/3 per year).

  •
  A $1,500 honorarium for meetings of our Board of Directors attended in person, a $1,000 honorarium for meetings of our Board of Directors attended via conference call and a $1,000 honorarium for any Committee meeting, whether attended in person or via conference call.

  •
  A $15,000 cash retainer for the chairpersons of the Audit and Compensation Committees and a $10,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality & Technology Committees, paid at the same time as the first installment of the annual cash retainer.

  •
  A substantial target for stock ownership by each director, in a pre-determined timeframe, has been established. Each director is expected to own $150,000 of Hanger stock within five years of joining our Board of Directors.

        The non-employee Chairman of the Board (Ivan Sabel) received an additional $30,000 cash retainer, and the Lead Director (Dr. Thomas Cooper) received an additional $10,000 cash retainer.

        The following table sets forth information regarding the compensation received by each of our Company's non-employee directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Thomas Cooper	$69,000	$157,675	—	$226,675
Cynthia L. Feldmann	$36,000	$157,675	—	$193,675
Eric A. Green	$37,000	$190,675	—	$227,675
Stephen E. Hare	$10,000	$190,675	—	$200,675
Isaac Kaufman	$33,000	$190,675	—	$223,675
Peter Neff	$19,000	$190,675	—	$209,675
Bennett Rosenthal	$32,500	$157,675	—	$190,175
Ivan R. Sabel(4)	$44,200	$162,720	—	$206,920
H.E. Thranhardt(5)	$10,000	—	—	$10,000

(1)
Amounts shown include all fees earned or paid in cash for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)
Amounts shown include the value of any annual cash retainer that has been converted into restricted shares, which value is 110% of the $30,000 cash retainer fee. For Mr. Sabel, the restricted shares had a grant date fair value of $17.99 based on the July 7, 2010 closing price of our common stock, which applies to both the annual grant of 7,480 shares of restricted stock as well as the shares granted in lieu of a cash retainer. For all others, the restricted shares had a grant date fair value of $18.55 based on the May 19, 2010 closing price of our common stock, which applies to both the annual grant of 8,500 shares of restricted stock as well as the shares, if any, granted in lieu of a cash retainer. The amount reported in this column represents the aggregate grant date fair value of all restricted stock awards granted to each director during the 2010 calendar year as calculated in accordance with ASC 718.

        Aggregate number of unvested restricted shares as of December 31, 2010 for each director is as follows:

Name	Aggregate Number of Unvested Restricted Shares as of 12/31/2010
Thomas Cooper	19,000
Cynthia L. Feldmann	17,001
Eric A. Green	21,224
Stephen Hare	10,279
Isaac Kaufman	21,224
Peter Neff	18,934
Bennett Rosenthal	17,001
Ivan R. Sabel	9,045
(3)
No stock options were awarded to any directors during the 2010 calendar year. The aggregate number of option awards outstanding as of December 31, 2010 for each director is as follows:

Name	Aggregate Number of Option Awards Outstanding as of 12/31/2010
Thomas Cooper	23,855
Cynthia L. Feldmann	9,404
Eric A. Green	18,855
Stephen Hare
Isaac Kaufman	7,069
Peter Neff	—
Bennett Rosenthal	—
Ivan R. Sabel
(4)
Mr. Sabel became a non-employee director when he retired as an executive officer of our Company on June 30, 2010.

(5)
Mr. Thranhardt retired as a director at our 2010 Annual Meeting of Stockholders.

AUDIT COMMITTEE REPORT

        The Audit Committee (the "Committee") of the our Board of Directors, which currently consists of Isaac Kaufman (Chair), Eric Green and Stephen E. Hare, was formed in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by its charter, a copy of which is available on our Company's website, www.hanger.com. All the members of the Committee are "independent" under the rules of the SEC and the listing standards of the NYSE, which means that they do not receive any consulting, advisory or other compensatory fee from our Company other than board or committee fees, they are not "affiliated persons" of our Company and they have no relationship to our Company that may interfere with the exercise of their independence from management of our Company. Furthermore, each Committee member is deemed by our Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by NYSE listing standards. Our Board of Directors has determined that Isaac Kaufman is considered to be an "audit committee financial expert" within the meaning of the rules of the SEC.

        The Committee reviewed and discussed our Company's audited financial statements for the year ended December 31, 2010 with management of our Company. The Committee has also discussed with our Company's independent auditing firm, PricewaterhouseCoopers LLP ("PwC"), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and discussed PwC's independence with PwC.

        Based on the above referenced review and discussions, the Committee recommended to our Board of Directors that the financial statements be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

        The following describes the Committee's policies and procedures regarding pre-approval of the engagement of our Company's independent auditor to perform audit as well as permissible non-audit services for our Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Audit Committee at a Committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.

        For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow our Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor's engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

        All audit and non-audit services provided to our Company are required to be pre-approved by the Committee. The Chief Financial Officer of our Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.

                      Audit Committee of the Board of Directors:

                      Isaac Kaufman, Chair
                      Eric Green
                      Stephen Hare

Audit and Non-Audit Fees

Audit Fees

        The aggregate fees billed by PwC for each of the last two fiscal years for professional services rendered for audit services totaled $1,430,000 in 2010 and $1,465,000 in 2009, including fees associated with the audit of our Company's annual financial statements, the audit of our Company's internal control over financial reporting and the review of financial statements included in our Company's Quarterly Reports on Form 10-Q. In addition, 2010 and 2009 fees included procedures performed related to supplementary information and a SEC comment letter.

Audit Related Fees

        The aggregate fees billed by PwC for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of our Company's financial statements other than those reported in the foregoing "Audit Fees" subsection were $842,296 in 2010 and $94,250 in 2009. In 2010 and 2009, such fees related to the employee benefit plan audit and certain agreed upon procedures.

Tax Fees

        PwC in each of the last two fiscal years was not engaged to supply any professional services for tax compliance, tax advice and tax planning.

All Other Fees

        PwC was not engaged by our Company in either of the last two fiscal years for any products and services other than those reported in the foregoing subsections.

Attendance at Annual Meeting

        Representatives of PwC are expected to attend the 2011 Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

 PRINCIPAL STOCKHOLDERS

        As of March 17, 2011, Hanger had a total of 33,384,700 shares of common stock issued and outstanding. The following table sets forth the number of shares of capital stock beneficially owned as of March 17, 2011 by: (i) each director and nominee for director of Hanger, (ii) each of the named executive officers; (iii) all directors, nominees and executive officers of Hanger as a group; and (iv) each person known by Hanger to be the beneficial owner of 5% or more of such class of securities.

Directors and Officers:	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Ivan R. Sabel, CPO(2)	155,800	*
Thomas F. Kirk(3)	856,582	2.6%
Thomas P. Cooper, M.D.(4)	19,467	*
Cynthia L. Feldmann(5)	52,066	*
Eric Green(6)	42,441	*
Stephen E. Hare(7)	1,500	*
Isaac Kaufman(8)	9,345	*
Peter J. Neff(9)	1,417	*
Bennett Rosenthal(10)	15,583	*
George E. McHenry(11)	150,227	*
Richmond L. Taylor(12)	6,195	*
Ronald N. May(13)	937	*
Vinit Asar (14)	15,640
All directors, nominees and officers as a group (18 persons)(15)	1,408,387	4.2%
5% Stockholders:
Ares Corporate Opportunities Fund, L.P.(16)	1,796,980	5.4%
Blackrock, Inc.(17)	2,233,928	6.7%
FMR LLC(18)	4,121,281	12.3%

*
Less than 1%

(1)
Assumes in the case of each stockholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such stockholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the SEC.

(2)
Includes 153,600 shares owned directly by Mr. Sabel, 1,100 shares held in Mr. Sabel's IRA, and 1,100 shares held in his spouse's IRA. Does not include 9,094 shares subject to unvested restricted stock units, which Mr. Sabel has elected to defer. Such deferred restricted stock units will be delivered to Mr. Sabel in the form of whole shares of common stock on or about January 15th of the year following the calendar year in which Mr. Sabel's service as a director terminates.

(3)
Includes 206,582 shares owned directly by Mr. Kirk and his spouse in a joint account, over which Mr. Kirk and his spouse exercise shared voting power, and 650,000 shares subject to exercisable options to purchase shares from our Company. Does not include 102,615 shares subject to unvested restricted stock.

(4)
Includes 19,467 shares owned directly by Mr. Cooper. Does not include 3,500 shares subject to unvested restricted stock units and 28,000 shares subject to vested restricted stock units, in both cases that Mr. Cooper has elected to defer. Such deferred restricted stock units will be delivered to Mr. Cooper in the form of whole shares of common stock on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units. Does not include 8,500 shares subject to unvested restricted stock.

(5)
Includes 42,662 shares owned directly by Ms. Feldmann, and 9,404 shares subject to exercisable options to purchase shares from our Company. Does not include 14,167 shares subject to unvested restricted stock.

(6)
Includes 23,586 shares owned directly by Mr. Green, and 18,855 shares subject to exercisable options to purchase shares from our Company. Does not include 17,517 shares subject to unvested restricted stock units and 26,140 shares subject to vested restricted stock units, in both cases that Mr. Green has elected to defer. Such deferred restricted stock units will be delivered to Mr. Green in the form of whole shares of common stock either: (i) on or about January 15th of the year following the calendar year in which Mr. Green's service as a director terminates or (ii) on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units, as applicable.

(7)
Includes 1,500 shares owned directly by Mr. Hare. Does not include 10,279 shares subject to unvested restricted stock

(8)
Includes 2,276 shares owned directly by Mr. Kaufman, and 7,069 shares subject to exercisable options to purchase shares from our Company. Does not include 17,517 shares subject to unvested restricted stock units and 26,140 shares subject to vested restricted stock units, in both cases that Mr. Kaufman has elected to defer. Such deferred restricted stock units will be delivered to Mr. Kaufman on or about January 15th of the year following the calendar year in which Mr. Kaufman's service as a director terminates.

(9)
Includes 1,417 shares owned directly by Mr. Neff. Does not include 17,517 shares subject to unvested restricted stock units and 3,619 shares subject to vested restricted stock units, in both cases that Mr. Neff has elected to defer. Such deferred restricted stock units will be delivered to Mr. Neff on or about January 15th of the year following the calendar year in which Mr. Neff's service as a director terminates. Does not include 708 shares subject to unvested restricted stock.

(10)
Includes 15,583 shares held by Mr. Rosenthal. Does not include 14,167 shares subject to unvested restricted stock. Also does not include 8,500 shares subject to vested restricted stock units that Mr. Rosenthal has elected to defer. Such deferred restricted stock units will be delivered in the form of whole shares of common stock on or about January 15th of the year following the calendar year in which Mr. Rosenthal's service as a director terminates. All of these securities are held by Mr. Rosenthal for the benefit of Ares Management LLC ("Ares") and certain funds managed by or affiliated with Ares (together with Ares, the "Ares Entities"). Mr. Rosenthal is associated with Ares and certain of the other Ares Entities as described below. Pursuant to the policies of the Ares Entities, Mr. Rosenthal must hold these securities as a nominee for the sole benefit of the Ares Entities and has assigned to Ares all economic, pecuniary and voting rights in respect of these securities. Mr. Rosenthal disclaims beneficial ownership of these securities held by him for the benefit of the Ares Entities, except to the extent of any pecuniary interest therein.

Mr. Rosenthal is a Senior Partner in the Private Equity Group of Ares, an alternative asset management firm, and is a member of Ares Partners Management LLC, both of which indirectly control Ares Corporate Opportunity Fund, L.P. ("ACOF"), a record holder of our Company's common stock. Mr. Rosenthal disclaims beneficial ownership of the shares owned by ACOF, except to the extent of any pecuniary interest therein.

(11)
Includes 35,227 shares owned directly by Mr. McHenry and 115,000 shares subject to exercisable options to purchase shares from our Company. Does not include 25,465 shares subject to unvested restricted stock.

(12)
Includes 6,195 shares owned directly by Mr. Taylor. Does not include 28,037 shares subject to unvested restricted stock.

(13)
Comprised of 937 shares subject to exercisable options to purchase shares from our Company. Does not include 18,818 shares subject to unvested restricted stock.

(14)
Includes 15,640 shares owned directly by Mr. Asar. Does not include 25,090 shares subject to unvested restricted stock.

(15)
Includes 552,149 shares owned directly or controlled by directors and officers of our Company and a total of 856,328 shares subject to exercisable options held by directors and officers of our Company to purchase shares from our Company. Does not include 441,916 shares subject to unvested restricted stock, or to unvested or deferred restricted stock units, issued to directors and officers of our Company.

(16)
Reflects shares owned by ACOF. Does not include the shares identified in footnote (10) held by Mr. Rosenthal as nominee for the benefit of Ares and certain of the other Ares Entities. The general partner of ACOF is ACOF Management, L.P. ("ACOF Management") and the general partner of ACOF Management is ACOF Operating Manager, L.P. ("ACOF Operating Manager"). ACOF Operating Manager is indirectly controlled by Ares, which, in turn, is indirectly controlled by Ares Partners Management LLC. As disclosed in Note 9 above, Mr. Rosenthal is a member of Ares Partners Management LLC. Each of the foregoing entities and the partners, members and managers (including Mr. Rosenthal), other than ACOF, disclaims beneficial ownership of the securities owned by ACOF, except to the extent of any pecuniary interest therein. The address of each such entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

(17)
The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(18)
The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Company's officers and directors, and persons who beneficially own more than 10% of a registered class of our Company's equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the SEC. Based solely on a review of the copies of such reports furnished to our Company during the most recently completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2010 were timely filed with the exception of a late Form 4 filing for an officer relating to the sale of 250 shares of stock, and a late Form 4 filing for an officer relating to a sale of 203 shares of stock in 2009 and which was reported in 2010.

YEAR 2011 STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, proposals of stockholders intended to be presented at and included in the proxy materials for the 2012 Annual Meeting, which presently is expected to be held in May 2012, must be received by the Secretary of our Company, 10910 Domain Drive, Suite 300, Austin, Texas 78758, no later than December 2, 2011, in order for them to be considered for inclusion in the 2012 Proxy Statement. In addition, a stockholder desiring to submit a proposal to be voted on at next year's Annual Meeting, including nominating persons for election as directors, but not desiring to have such proposal included in next year's proxy materials relating to that meeting, must submit such proposal to our Company by February 16, 2012. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy materials.

 OTHER MATTERS

        Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

ANNUAL REPORT

        We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2010, with this proxy statement, although the Annual Report is not a part of this proxy statement or a part of the proxy soliciting material.

        We will furnish to any stockholder, without charge, a copy of our 2010 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Thomas C. Hofmeister via email at thofmeister@hanger.com or via telephone at (512) 777-3610. The Form 10-K can also be viewed or requested on our Internet site (www.hanger.com).

                      By Order of the Board of Directors
                      HANGER ORTHOPEDIC GROUP, INC.

                      George E. McHenry
                      Chief Financial Officer and Secretary

April             , 2011

 ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

 Annex A

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

        The proposed amendments to the Certificate of Incorporation are included below, with additions indicated by underscore. Deletions caused by the proposed amendments are indicated by overstriking.

        FIRST:    Name.    The name of the Corporation is Hanger Orthopedic Group, Inc.

        SECOND:    Agent for Service.    The address of the registered office of the Corporation in Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

        THIRD:    Purpose.    The nature of the business to be transacted by the Corporation and the purposes for which it is formed are to transact any and all lawful business for which corporations may be incorporated under the Delaware General Corporation Law.

        FOURTH:    Capital Stock.    The authorized capital stock of the Corporation shall consist of 70,000,000 shares of Common Stock, consisting of 60,000,000 shares of Common Stock, par value $0.01 per share (the "~~Voting~~ Common Stock") and 10,000,000 shares of ~~Non-Voting Common Stock, par value $0.01 per share, and 10,000,000 shares of~~ Preferred Stock, par value $0.01 per share. The Board of Directors of the Corporation shall have the power to issue the Preferred Stock in series, with such designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions of the Board of Directors providing for the issuance of such stock. Nothing contained herein to the contrary shall affect in any manner the certificate of designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such Preferred Stock (the "Certificate of Designations"), except to the extent expressly set forth therein. All shares of Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, ~~except as otherwise provided herein.~~as follows:

        ~~(a)   Voting Rights.~~

        (a)   ~~(i)~~    Voting ~~Common Stock~~Rights.    Except as set forth herein or as otherwise required by law, each outstanding share of ~~Voting~~ Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of ~~Voting~~ Common Stock shall be entitled to one vote for each share of such stock held by such holder.

          ~~(ii)   Non-Voting Common Stock.    Except as set forth herein or as otherwise required by law, each outstanding share of Non-Voting Common Stock shall not be entitled to vote an any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Non-Voting Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Voting Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the some terms as the Non-Voting Common Stock is convertible into Voting Common Stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of the Non-Voting Common Stock shall be entitled to vote as a separate class on any amendment to this paragraph (a)(ii) of Article Fourth and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Non-Voting Common Stock.~~

        (b)   Dividends.    ~~Any dividend or distribution on the Common Stock shall be payable on shares of Voting Common Stock and Non-Voting Common Stock, share and share alike; provided, that (i) in the case of dividends payable in shares of Common Stock of the Corporation, or options, warrants or rights to acquire shares of such Common Stock, or securities convertible into or exchangeable for shares of such Common Stock, the shares, options, warrants, rights or securities so payable shall be payable in shares of, or options, warrants or rights to acquire, or securities convertible into or exchangeable for, Common Stock of the same class upon which the dividend or distribution is being paid and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to the voting securities and which are convertible into or exchangeable for such voting securities on the same terms as the Non-Voting Common Stock is convertible into the Voting Common Stock.~~Subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of shares of Common Stock shall be entitled to receive such dividends or other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

        (c)   Liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of ~~Voting Common Stock and Non-Voting~~ Common Stock shall be entitled to share ratably~~, share and share alike,~~ in the remaining net assets of the Corporation.

        ~~(d)   Conversion.~~

          ~~(i)    Conversion of Voting Common Stocks.    Subject to and upon compliance with the provisions of this paragraph (d) of Article Fourth, any Regulated Stockholder (defined below) shall be entitled to convert, at any time and from time to time, any or all of the shares of Voting Common Stock held by such stockholder into the same number of shares of Non-Voting Common Stock.~~

          ~~(ii)   Conversion of Non-Voting, Common Stock .    Subject to and upon compliance with the provisions of this paragraph (d)(ii) of Article Fourth, each record holder of Non-Voting Common Stock shall be entitled at any time and from time to time in such holder's sole discretion and at such holder's option, to convert any or all of the shares of such holder's Non-Voting Common Stock into the same number of shares of Voting Common Stock; provided, however, that Non-Voting Common Stock constituting Restricted Stock (defined below) with respect to a particular Regulated Stockholder may not be converted into Voting Common Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Voting Common Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Voting Common Stock which such Regulated Stockholder reasonably determines it and its Affiliates (defined below) may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates; and, provided, further that each holder of Non-Voting Common Stock may convert such shares into Voting Common Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event (defined below) and such holder agrees not to vote any such shares of Voting Common Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Non-Voting Common Stock if such shares are not transferred pursuant to a Conversion Event. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Corporation with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.~~

          ~~(iii)  Conversion Procedure.    Each conversion of shares of Common Stock of the Corporation into shares of another class of Common Stock of the Corporation shall be effected by the surrender of the certificate or certificates representing the shares to be converted (the "Converting Shares") at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by written notice to the holders of Common Stock) at any time during its usual business hours, together with written notice by the holder of such Converting Shares, stating that such holder desires to convert the Converting Shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of the class into which such shares may be converted (the "Converted Shares"). Such notice shall also state the name or names (with addresses) and denominations in which the certificate or certificates for Converted Shares are to be issued and shall include instructions for the delivery thereof. The Corporation shall promptly notify each Regulated Stockholder of its receipt of such notice. Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates evidencing the Converted Shares issuable upon such conversion, and the Corporation will deliver to the converting holder a certificate (which shall contain such legends as were set forth on the surrendered certificate or certificates) representing any shares which were represented by the certificate or certificates that were delivered to the Corporation in connection with such conversion, but which were not converted; provided, however, that if such conversion is subject to paragraph (d)(iv) of this Article Fourth, the Corporation shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. Such conversion, to the extent permitted by law, shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates shall have been surrendered and such notice shall have been received by the Corporation, and at such time the rights of the holder of the Converting Shares as such holder shall cease (except that, in the case of a conversion subject to paragraph (d)(iv) of this Article Fourth, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein) and the person or persons in whose name or names the certificate or certificates for the Converted Shares are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the Converted Shares. Upon issuance of shares in accordance with this paragraph (d) of Article Fourth, such Converted Shares shall be deemed to be duly authorized, validly issued, fully paid and non-assessable. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which will be immediately transmitted by the Corporation upon issuance). The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.~~

          ~~Notwithstanding any provision of this paragraph (d) of Article Fourth to the contrary, each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will be consummated, and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-Voting Common Stock so converted before the 15th day following such Conversion Event and will reserve such shares until such 15th day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Voting Common Stock in connection with a Conversion Event and such shares of Voting Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Voting Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.~~

          ~~(iv)  Notice of Conversion to Other Regulated Stockholders; Deferral.    The Corporation shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Voting Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Corporation take such action, or which otherwise waives in writing its rights under this paragraph (d)(iv) of Article Fourth, unless the Corporation gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Corporation will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take any other action with respect to the Common Stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of Voting Common Stock, it shall notify the Corporation in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Corporation shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this paragraph (d)(iv) of Article Fourth at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this paragraph (d)(iv) of Article Fourth, the Corporation may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of Voting Common Stock or any other class of capital stock of the Corporation or take any other action affecting the voting rights of such shares.~~

        (d)   ~~(e)~~ Miscellaneous.

          ~~(i)    Restrictions on Redemptions, Etc.    The Corporation shall not redeem, purchase, acquire or take any other action affecting outstanding shares of Common Stock (including, without limitation, being a party to any merger, consolidation, recapitalization, reorganization or other transaction pursuant to which a Regulated Holder would be required to take any Securities or subordinated debt) if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would have or might reasonably be expected to have a Regulatory Problem.~~

          ~~(ii)   Stock Splits; Adjustments.    If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of the Voting Common Stock or the Non-Voting Common Stock, then the outstanding shares of each other class of Common Stock shall be subdivided or combined, as the case may be, to the same extent, share and share alike, and effective provision shall be made for the protection of the conversion rights hereunder.~~

          ~~In case of any reorganization, reclassification or change of shares of the Voting Common Stock or Non-Voting Common Stock (other than a change in par value or from par to no par value or as a result of subdivision or combination), or in case of any consolidation of the Corporation with one or more corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the resulting or surviving corporation and which does not result in any reclassification or change of outstanding shares of Voting Common Stock or Non-Voting Common Stock), each holder of a share of Voting Common Stock or Non-Voting Common Stock shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and properties (including cash) receivable upon such reorganization, reclassification, change, consolidation or merger by a holder of the number of shares of Voting Common Stock or Non-Voting Common Stock into which such shares of Voting Common Stock or Non-Voting Common Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification, change, consolidation or merger. In the event of such reorganization, reclassification, change, consolidation or merger, effective provision~~

  ~~shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Voting Common Stock and Non-Voting Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of such shares of Voting Common Stock or Non-Voting Common Stock into which such Voting Common Stock or Non-Voting Common Stock might have been converted immediately prior to such event.~~

          ~~(iii)  Reservation of Shares.    The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock and Non-Voting Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Voting Common Stock and Non-Voting Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Voting Common Stock and Non-Voting Common Stock which may be converted.~~

          (i)    ~~(iv)~~    No Charge.    The issuance of certificates for shares of ~~any class of~~ Common Stock ~~(upon conversion of shares of any other class of Common Stock or otherwise)~~ shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with ~~such conversion and/or~~ the issuance of shares of Common Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then-current holder of the Common Stock ~~converted~~.

          (ii)   ~~(v)~~    Registration of Transfer.    The Corporation shall keep at its principal office (or such other place as the Corporation reasonable designates) a register for the registration of shares of Common Stock. Upon the surrender of any certificate representing shares ~~of any class~~ of Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of ~~such class~~Common Stock represented by the surrendered certificate, and the Corporation forthwith shall cancel such surrendered certificate. Each such new certificate will represent such number of shares of ~~such class~~Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. Subject to any other restrictions on transfer to which such holder or such shares may be bound, the Corporation will also register such new certificate in such name as requested by the holder of the surrendered certificate.

          (iii)  ~~(vi)~~    Replacement.    Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares ~~of any class~~ of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonable satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of ~~such class~~Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          (iv)  ~~(vii)~~    Notices.    All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder`s address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

        ~~(f)    Definitions.    As used herein, the following terms shall have the meanings shown below:~~

          ~~(i)    "Affiliate" shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.~~

          ~~(ii)   "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 thereunder or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common being converted and disposed of in connection with such Conversion went) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof).~~

          ~~(iii)  "Person" or "person" shall be construed broadly and shall include an individual, a partnership, a limited liability company, a corporation, a trust, a joint venture, an unincorporated organization or a government or any department or agency thereof.~~

          ~~(iv)  "Regulated Stockholder" shall mean Chase Equity Associates, L.P., Paribas North America, Inc. or any other stockholder that (i) is subject to the provisions of Regulation Y, (ii) holds shares of Common Stock of the Corporation and (iii) has provided written notice to the Corporation of its status as a "Regulated Stockholder" hereunder.~~

          ~~(v)   "Regulation Y" shall mean Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).~~

          ~~(vi)  "Regulatory Problem" means, with respect to any Regulated Stockholder, that such Regulated Stockholder would own more than 4.99% of any class of voting securities of any Person (other than any class of voting securities which is (or, in the case of any redemption, purchase, acquisition or other action, is made prior to consummation thereof) convertible into a class of non-voting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder) or more than 24.99% of the total equity of such Person or more than 24.99% of the total value of all capital stock and subordinated debt of such Person (in each case determined by assuming such Regulated Holder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities).~~

          ~~(vii) "Restricted Stock" means, with respect to any Regulated Stockholder, any outstanding shares of Voting Common Stock and/or Non-Voting Common Stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however , that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or are acquired by the Corporation or any subsidiary of the Corporation; and provided, further, that the Corporation shall have no responsibility for determining whether any outstanding shares of Voting Common Stock and/or Non-Voting Common Stock constitute Restricted Stock with respect to any particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.~~

        ~~FIFTH:    The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article Fourth, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.~~

        ~~The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:~~

        ~~(a)   The number of shares constituting that series and the distinctive designation of that series;~~

        ~~(b)   The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;~~

        ~~(c)   Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;~~

        ~~(d)   Whether that series shall have conversion privileges, and, if so, determination of the securities into which such series is convertible and the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;~~

        ~~(e)   Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;~~

        ~~(f)    Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;~~

        ~~(g)   The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and~~

        ~~(h)   Any other relative rights, preferences and limitations of that series.~~

        ~~SIXTH:    The corporation is to have perpetual existence.~~

        FIFTH:    Existence. The corporation is to have perpetual existence.

        ~~SEVENTH:~~    SIXTH:    No Preemptive Rights; Treasury Stock.    Shareholders shall have no preemptive right to acquire unissued shares of the Corporation's capital stock, treasury shares or securities convertible into such shares. The Board of Directors of the Corporation shall have the power and authority from time to time to authorize the sale of, and to sell, for cash or otherwise, all or any portion of the unissued and/or treasury stock of the Corporation without such stock, or any portion thereof, being first offered to the shareholders of the Corporation.

        ~~EIGHTH:~~    SEVENTH:    Director Liability.    A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        EIGHTH:    Amendment of Bylaws.    The Corporation's By-Laws may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the total number of issued and outstanding shares of Common Stock of the Corporation entitled to vote at any annual or special meeting. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws upon the affirmative vote or written consent of at least a majority of the entire Board of Directors; provided, however, that no provisions of the By-Laws adopted by the shareholders shall be amended, altered or repealed by the Board of Directors if the provisions so adopted by the shareholders so provide.

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We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/hgr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 94403 Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign. OR RESTRICTED AREA - SCAN LINE FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2. To approve by non-binding advisory vote the compensation of our named executive officers. 4. To approve the amendment to our Certificate of Incorporation providing for the removal of the class of Non-Voting Common Stock. 5. To approve the amendment to our Certificate of Incorporation to permit amendments to our By-Laws by our Board of Directors. 6. To approve the amendment to our Certificate of Incorporation to remove duplicative provisions and make certain other non-substantive changes. 7. To ratify the appointment of PricewaterhouseCoopers LLC as our independent public accounting firm. 2 years 1 year Abstain 3 years FOLD AND DETACH HERE Hanger Orthopedic Group, Inc. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting. This proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR all nominees for director in Proposal 1, FOR Proposals 2, 4, 5, 6 and 7 and for “1 Year” on Proposal 3. Nominees: 01 Thomas P. Cooper, M.D. 02 Cynthia L. Feldmann 03 Eric A. Green 04 Stephen E. Hare 05 Isaac Kaufman 1. To Elect Directors THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL DIRECTOR NOMINEES AND FOR EACH OF PROPOSALS 2, 4, 5, 6 AND 7, AND RECOMMENDS “1 YEAR” WITH RESPECT TO PROPOSAL 3. (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 06 Thomas F. Kirk 07 Peter J. Neff 08 Bennett Rosenthal 09 Ivan R. Sabel, CPO FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 3. To approve by non-binding advisory vote the frequency of holding future advisory votes on the compensation of our named executive officers.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. RESTRICTED AREA - SCAN LINE RESTRICTED AREA - SIGNATURE LINE WO# 94403 PROXY HANGER ORTHOPEDIC GROUP, INC. 10910 Domain Drive, Suite 300 Austin, Texas 78758 This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger Orthopedic Group, Inc. (the “Company”), a Delaware corporation, to be held at the Hyatt Regency Austin, 208 Barton Springs Road, Austin, Texas, on May 12, 2011, 9:00 a.m., local time. The undersigned appoints Ivan R. Sabel and Thomas F. Kirk, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 12, 2011, or at any adjournment or postponement thereof, with all powers the undersigned would have if personally present.

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HANGER ORTHOPEDIC GROUP, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT GENERAL
VOTING SECURITIES
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL THREE—ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
INTRODUCTION TO PROPOSALS FOUR THROUGH SIX: APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION
PROPOSAL FOUR—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE THE CLASS OF NON-VOTING COMMON STOCK
PROPOSAL FIVE—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PERMIT AMENDMENTS TO OUR BY-LAWS BY OUR BOARD OF DIRECTORS
PROPOSAL SIX—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REMOVE DUPLICATIVE PROVISIONS AND MAKE CERTAIN OTHER NON-SUBSTANTIVE CHANGES
PROPOSAL SEVEN—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION RELATED MATTERS EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION & ANALYSIS
Compensation Committee Report
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
TERMINATION AND CHANGE OF CONTROL PROVISIONS
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
YEAR 2011 STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT
ANNEX A AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
  Annex A